                                                                  EXHIBIT 10.22



                        THE HAWK GROUP OF COMPANIES, INC.





               ---------------------------------------------------

                                     FORM OF
                          SENIOR SUBORDINATED NOTE AND
                           WARRANT PURCHASE AGREEMENT
               ---------------------------------------------------





                            DATED AS OF JUNE 30, 1995







           $30,000,000 12% SENIOR SUBORDINATED NOTES DUE JUNE 30, 2005
                      OF THE HAWK GROUP OF COMPANIES, INC.

                316,970 WARRANTS TO PURCHASE CLASS B COMMON STOCK
                      OF THE HAWK GROUP OF COMPANIES, INC.


                                TABLE OF CONTENTS
                                                                                                               PAGE

1.       PURCHASE AND SALE OF SUBORDINATED NOTES AND WARRANTS...................................................  1
         1.1      Issue of Subordinated Notes...................................................................  1
         1.2      Issue of Warrants.............................................................................  2
         1.3      The Closing...................................................................................  2
         1.4      Purchase for Investment; ERISA................................................................  3
         1.5      Failure To Deliver, Failure of Conditions.....................................................  5
         1.6      Expenses......................................................................................  6

2.       WARRANTIES AND REPRESENTATIONS.........................................................................  6
         2.1      Nature of Business............................................................................  7
         2.2      Corporate Organization and Authority..........................................................  7
         2.3      Affiliates and Subsidiaries...................................................................  7
         2.4      Financial Statements; Debt; Material Adverse Change; Pro Forma
                  Information...................................................................................  7
         2.5      Full Disclosure...............................................................................  8
         2.6      Pending Litigation............................................................................  9
         2.7      Title to Properties...........................................................................  9
         2.8      Patents, Trademarks, Licenses, etc............................................................  9
         2.9      Sale is Legal and Authorized; Obligations are Enforceable.....................................  9
         2.10     No Defaults................................................................................... 11
         2.11     Consents...................................................................................... 11
         2.12     Taxes......................................................................................... 12
         2.13     Use of Proceeds............................................................................... 12
         2.14     Private Offering.............................................................................. 13
         2.15     Compliance with Law........................................................................... 13
         2.16     Restrictions on the Company and Subsidiaries.................................................. 13
         2.17     Pension Plans................................................................................. 14
         2.18     Certain Laws.................................................................................. 16
         2.19     Environmental Compliance...................................................................... 16
         2.20     Capitalization................................................................................ 17
         2.21     All Documents Provided........................................................................ 18
         2.22     Merger of Helsel.............................................................................. 18
         2.23     Acquisition of Wellman........................................................................ 19

3.       CLOSING CONDITIONS..................................................................................... 19
         3.1      Opinions of Counsel........................................................................... 19
         3.2      Warranties and Representations True; Compliance with this Agreement........................... 20
         3.3      Officers' Certificates........................................................................ 20
         3.4      Legality...................................................................................... 20
         3.5      Private Placement Numbers..................................................................... 20
         3.6      Subsidiary Subordinated Guarantees............................................................ 20
         3.7      Warrant Agreement; Shareholders' Agreement.................................................... 21
         3.8      Reservation of Shares......................................................................... 21
         3.9      Bank Loan Agreement........................................................................... 21


                            TABLE OF CONTENTS (CONT.)



         3.10     Acquisition and Merger........................................................................ 22
         3.11     Equity Documents.............................................................................. 22
         3.12     Letter from Bowles Hollowell Conner & Co...................................................... 22
         3.13     Environmental Reports......................................................................... 22
         3.14     Solvency Opinion.............................................................................. 23
         3.15     Expenses...................................................................................... 23
         3.16     Proceedings Satisfactory...................................................................... 23

4.       PURCHASERS' SPECIAL RIGHTS............................................................................. 23
         4.1      Direct Payment................................................................................ 23
         4.2      Delivery Expenses............................................................................. 24
         4.3      Issue Taxes................................................................................... 24

5.       PAYMENTS OF PRINCIPAL.................................................................................. 24
         5.1      Required Prepayments of Subordinated Notes and Payment at Maturity............................ 24
         5.2      Optional Prepayments.......................................................................... 24
         5.3      Offer to Prepay upon Change in Control........................................................ 25
         5.4      Partial Prepayment Pro Rata................................................................... 27
         5.5      Effect of Prepayment.......................................................................... 27
         5.6      Notation of Subordinated Notes on Prepayment.................................................. 27
         5.7      No Other Optional Prepayments................................................................. 27
         5.8      Valuable Rights............................................................................... 27
         5.9      Delivery of Subordinated Notes in Payment of Warrant Purchase Price........................... 28


6.       REGISTRATION; SUBSTITUTION OF SUBORDINATED NOTES....................................................... 28
         6.1      Registration of Subordinated Notes............................................................ 28
         6.2      Exchange of Subordinated Notes................................................................ 28
         6.3      Replacement of Subordinated Notes............................................................. 29
         6.4      Limitation on Transfers....................................................................... 29


7.       COMPANY BUSINESS COVENANTS............................................................................. 29
         7.1      Payment of Taxes and Claims................................................................... 30
         7.2      Maintenance of Properties and Corporate Existence............................................. 30
         7.3      Payment of Subordinated Notes and Maintenance of Office....................................... 31
         7.4      Debt Restrictions............................................................................. 31
         7.5      Liens......................................................................................... 33
         7.6      Merger, Consolidation, etc.................................................................... 36
         7.7      Transfers of Property......................................................................... 37
         7.8      Restricted Payments........................................................................... 39
         7.9      Line of Business.............................................................................. 40
         7.10     Transactions with Affiliates.................................................................. 40


                            TABLE OF CONTENTS (CONT.)



         7.11     Pension Plans................................................................................. 40
         7.12     Pro-Rata Offers............................................................................... 42
         7.13     Private Offering.............................................................................. 42
         7.14     Amendments to Acceptable Credit Facilities.................................................... 42
         7.15     Provision of Subsidiary Subordinated Guarantees............................................... 42

8.       INFORMATION AS TO COMPANY.............................................................................. 43
         8.1      Financial and Business Information............................................................ 43
         8.2      Officers' Certificates........................................................................ 46
         8.3      Accountants' Certificates..................................................................... 47
         8.4      Inspection.................................................................................... 47

9.       EVENTS OF DEFAULT...................................................................................... 48
         9.1      Nature of Events.............................................................................. 48
         9.2      Default Remedies.............................................................................. 50
         9.3      Annulment of Acceleration of Subordinated Notes............................................... 51

10.      SUBORDINATION OF SUBORDINATED NOTES.................................................................... 52
         10.1     General....................................................................................... 52
         10.2     Default in Respect of Senior Debt............................................................. 52
         10.3     Insolvency, etc............................................................................... 53
         10.4     Turnover of Payments.......................................................................... 53
         10.5     Obligations Not Impaired...................................................................... 54
         10.6     Payment of Senior Debt; Subrogation........................................................... 54
         10.7     Reliance of Holders of Senior Debt............................................................ 54
         10.8     Reinstatement of Subordination................................................................ 55

11.      INTERPRETATION OF THIS AGREEMENT....................................................................... 55
         11.1     Terms Defined................................................................................. 55
         11.2     Generally Accepted Accounting Principles...................................................... 78
         11.3     Directly or Indirectly........................................................................ 78
         11.4     Section Headings and Table of Contents and Construction....................................... 78
         11.5     Governing Law; Jurisdiction................................................................... 79

12.      MISCELLANEOUS.......................................................................................... 79
         12.1     Communications................................................................................ 79
         12.2     Indemnification of Each Holder................................................................ 80
         12.3     Reproduction of Documents..................................................................... 81
         12.4     Survival...................................................................................... 82
         12.5     Successors and Assigns........................................................................ 82
         12.6     Amendment and Waiver.......................................................................... 82
         12.7     Payments, When Received....................................................................... 84
         12.8     Duplicate Originals, Execution in Counterpart................................................. 84


                            TABLE OF CONTENTS (CONT.)




Annex 1           --       Information as to Purchasers
Annex 2           --       Payment Instructions at Closing
Annex 3           --       Information as to Company and Subsidiaries

Exhibit A         --       Form of Subordinated Note
Exhibit B1        --       Form of Company Counsel's Closing Opinion
Exhibit B2        --       Form of Special Counsel's Closing Opinion
Exhibit C1        --       Form of Company Officer's Certificate
Exhibit C2        --       Form of Subsidiary Officer's Certificate
Exhibit D1        --       Form of Company Secretary's Certificate
Exhibit D2        --       Form of Subsidiary Secretary's Certificate
Exhibit E         --       Form of Subsidiary Subordinated Guarantee Agreement
Exhibit F         --       Form of Warrant Agreement
Exhibit G         --       Form of Shareholders' Agreement

                        THE HAWK GROUP OF COMPANIES, INC.
                                200 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-2301


                                     FORM OF
                          SENIOR SUBORDINATED NOTE AND
                           WARRANT PURCHASE AGREEMENT
               ---------------------------------------------------


           $30,000,000 12% SENIOR SUBORDINATED NOTES DUE JUNE 30, 2005
                316,970 WARRANTS TO ACQUIRE CLASS B COMMON STOCK

                                                       Dated as of June 30, 1995

[NAME AND ADDRESS OF PURCHASER]


Ladies and Gentlemen:


         THE HAWK GROUP OF COMPANIES, INC. (together with its successors and assigns, the "COMPANY"), a Delaware corporation, hereby agrees with you as follows:

1.       PURCHASE AND SALE OF SUBORDINATED NOTES AND WARRANTS

         1.1      ISSUE OF SUBORDINATED NOTES.

         The Company will authorize the issue of Thirty Million Dollars ($30,000,000) in aggregate principal amount of its 12% Senior Subordinated Notes Due June 30, 2005 (the "SUBORDINATED NOTES"). Each Subordinated Note shall:

                  (a) bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of such Subordinated Note at the rate of twelve percent (12%) per annum, payable quarterly on the last day of each March, June, September and December in each year commencing on the later of (i) September 30, 1995 or (ii) the payment date next succeeding the date of such Subordinated Note, until the principal amount thereof shall be due and payable;

                  (b) bear interest, payable on demand, on any overdue principal (including any overdue prepayment of principal) and the Prepayment Compensation Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of

                           (i)  the highest rate allowed by applicable law or

                           (ii) the greater of

                               (A)     fourteen percent (14%) per annum, or

                               (B) two percent (2%) per annum in excess of
                      the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its "Prime Rate;"

                  (c) mature on June 30, 2005; and

                  (d) be in the form of the Subordinated Note set out in
                      Exhibit A.

         1.2      ISSUE OF WARRANTS.

         The Company will authorize the issue (in accordance with the terms and provisions of the Warrant Agreement) of Three Hundred Sixteen Thousand Nine Hundred Seventy (316,970) Warrants.

         1.3      THE CLOSING.

                  (a) PURCHASE AND SALE OF SUBORDINATED NOTES. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Subordinated Notes set forth below your name on Annex 1 at one hundred percent (100%) of the principal amount thereof.

                  (b) THE CLOSING. The closing (the "CLOSING") of the Company's sale of Subordinated Notes shall be held on June 30, 1995 (the "CLOSING DATE") at 10:00 a.m., local time, at the office of White & Case, 1155 Avenue of the Americas, New York, NY 10036-2787. At the Closing, the Company shall deliver to you

                         (i) one or more Subordinated Notes (as set forth below
                    your name on Annex 1), in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and registered in your name or as indicated on Annex 1, and

                         (ii) one or more Warrant Certificates (as set forth
                    below your name on Annex 1) evidencing the number of Warrants indicated on Annex 1, dated the Closing Date and registered in your name or as indicated on Annex 1 against payment by federal funds wire transfer in immediately available funds of the purchase price therefor, as directed by the Company on Annex 2.

                  (c) OTHER PURCHASERS. Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Senior Subordinated Note and Warrant Purchase Agreement identical (except for the name and signature of the purchaser) to this Agreement (this Agreement and such other separate Senior Subordinated Note and Warrant Purchase Agreements, each as from time to time amended or modified, being herein sometimes referred to as the "NOTE PURCHASE AGREEMENTS") with each other purchaser (individually, an "OTHER PURCHASER," and collectively, the "OTHER PURCHASERS") listed on Annex 1, providing for the sale to each Other Purchaser of Subordinated Notes in the aggregate principal amount (and the issuance of the number of Warrants) set forth below its name on such Annex. The sales of the Subordinated Notes (and the issuance of the Warrants) to you and to each Other Purchaser are to be separate sales.

         1.4      PURCHASE FOR INVESTMENT; ERISA.

                  (a) PURCHASE FOR INVESTMENT. You warrant and represent to the Company that

                           (i) you are an accredited investor (as such term is
                  defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act) and that you are purchasing the Subordinated Notes listed on Annex 1 below your name and the Warrants identified on such Annex below your name for your own account and for investment purposes only, with no present intention of selling or distributing the Subordinated Notes or the Warrants or any part thereof, but without prejudice to your right at all times to

                         (A) sell or otherwise dispose of all or any part of the
                    Subordinated Notes or the Warrants under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of such Act, and

                         (B) have control over the disposition of all of your
                    assets to the fullest extent required by any applicable law;

                           (ii) you understand that the Subordinated Notes and
                  Warrants have not been registered under the Securities Act, in reliance upon the exemption from registration afforded by
                  Section 4(2), and that the Company's reliance upon the availability of such exemption has been predicated in part on the warranties and representations set forth herein;

                           (iii) you have reviewed the form of Warrant
                  Certificate and you understand such Warrant Certificate may bear legends indicating that certain restrictions are imposed on the Warrants and Warrant Shares as set forth by the certain Shareholders' Agreement; and

                           (iv) the Company has made available to you at a
                  reasonable time prior to your execution of this Agreement the opportunity to ask questions and receive answers concerning the Company and the Subsidiaries, their operations, and the financial statements of the Company and the Subsidiaries and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to you by the Company. You are an experienced investor familiar with business and financial matters.

                  It is understood that, in making the representations set out in Section 2.9(a), Section 2.9(b) and Section 2.11(a), the Company is relying, to the extent applicable, upon your representation as aforesaid. All of the warranties and any representations made herein shall survive the Closing.

               (b) ERISA. You represent, with respect to the funds with which you are acquiring the Subordinated Notes and the Warrants, if any, that all of such funds are from or are attributable to one or more of:

                           (i) GENERAL ACCOUNT -- your general account assets or
                  assets of one or more segments of such general account, as the case may be , and that either,

                                    (A) 10% EXEMPTION -- such acquisition would
                           be exempt under the provisions of the proposed prohibited transaction class exemption published by the Department of Labor in the Federal Register on August 22, 1994 (59 F.R. 43134, August 22, 1994);
                           provided that you are relying on the Company's representations set forth in Section 2.17(c)(ii) in determining

                                            (I) whether there is any Pension
                                    Plan that has an interest in your "insurance company general account" (as defined in such proposed exemption) and in respect of which there exists "general account reserves" (as determined under Section 807(d) of the IRC) for the contract or contracts held by or on behalf of such Pension Plan, and

                                            (II) whether such reserves, when
                                    aggregated with the amount of the "reserves" for the contracts held by or on behalf of any other "employee benefit plans" maintained by the same "employer" in respect of such Pension Plan or "affiliates" thereof or by the same "employee organization" in respect of such Pension Plan, exceed ten percent (10%) of the total of all liabilities of such insurance company general account ("reserves" are determined under Section 807(d) of the IRC, "employee benefit plans" is defined in section 3 of ERISA, "employer" is defined in section 3 of ERISA, "affiliates" is defined in the proposed exemption, and "employee organization" is defined in section 3 of ERISA), or

                                    (B) GENERAL ACCOUNT EXEMPTION -- no part of
                           such assets constitutes assets of an "employee pension benefit plan" (as defined in section 3 of ERISA) maintained by the Company or any ERISA Affiliate or of a "plan" (as defined in section 4975 of the IRC) maintained by any ERISA Affiliate (it is understood that you are relying on the present and continuing validity and applicability of Department of Labor Interpretive Bulletin 29 C.F.R.
                           section 2509.75-2(b));

                           (ii) SEPARATE ACCOUNT -- a "separate account" (as
                  defined in section 3 of ERISA):

                                    (A) 10% POOLED SEPARATE ACCOUNT -- in
                           respect of which all requirements for an exemption under DOL Prohibited Transaction Class Exemption 90-1 are met with respect to the use of such funds to purchase the Subordinated Notes and Warrants, if any;

                                    (B) IDENTIFIED PLAN ASSETS -- that is
                           comprised of employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of the Closing Date, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the IRC) with respect to any plan so identified; or

                                    (C) GUARANTEED SEPARATE ACCOUNT -- that is
                           maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 C.F.R.
                           section 2510.3-101(h)(1)(iii));

                           (iii) QUALIFIED PROFESSIONAL ASSET MANAGER -- an
                  "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of DOL Prohibited Transaction Class Exemption 84-14) and all the requirements for an exemption under such Exemption are met with respect to the use of funds to purchase the Subordinated Notes and the Warrants;

                           (iv) EXCLUDED PLAN -- an employee benefit plan that
                  is excluded from the provisions of section 406 of ERISA by virtue of section 4(b) of ERISA; or

                           (v) EXEMPT FUNDS -- a separate investment account
                  that is not subject to ERISA and no funds of which come from assets of an "employee benefit plan" or a "plan" or any other entity that is deemed to hold assets of an "employee benefit plan" or a "plan," ("employee benefit plan" is defined in section 3 of ERISA, and "plan" is defined in section 4975(e)(1) of the IRC).

         1.5      FAILURE TO DELIVER, FAILURE OF CONDITIONS.

         If at the Closing the Company fails to tender to you the Subordinated Notes or the Warrants to be purchased by you thereat, or if the conditions specified in Section 3 to be fulfilled at the Closing have not been fulfilled, you may thereupon elect to be relieved of all further obligations hereunder. Nothing in this Section 1.5 shall operate to relieve the Company from any of their obligations hereunder or to waive any of your rights against the Company.

         1.6      EXPENSES.

                  (a) GENERALLY. Whether or not the Subordinated Notes and the Warrants are sold, the Company shall promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating hereto, including but not limited to:

                         (i) the cost of reproducing this Agreement, the
                    Subordinated Notes, the Warrant Agreement, the Warrants and each other Financing Document;

                         (ii) the reasonable fees and the disbursements of your
                    special counsel;

                         (iii) the out-of-pocket cost of delivering to your home
                    office or custodian bank, insured to your satisfaction, the Subordinated Notes and Warrants purchased by you at the Closing;

                         (iv) the reasonable fees and the expenses and
                    out-of-pocket costs incurred in complying with each of the conditions to closing set forth in Section 3, including without limitation, the fees and expenses of Environmental Risk Limited and Valuation Research Corporation; and

                         (v) the expenses relating to the consideration,
                    negotiation, preparation or execution of any amendments, waivers or consents pursuant to the provisions hereof or of any other Financing Document, whether or not any such amendments, waivers or consents are executed.

                  (b) COUNSEL. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at the Closing, the statement for reasonable fees and the disbursements of your special counsel presented at the Closing and the Company will also pay upon receipt of any statement thereof, each additional statement for reasonable fees and the disbursements of your special counsel rendered after the Closing in connection with the issuance of the Subordinated Notes and the Warrants or the matters referred to in Section 1.6(a)(v).

                  (c) SURVIVAL. The obligations of the Company under this
         Section 1.6 shall survive the payment or prepayment of the Subordinated Notes and the suspension or termination of any or all of the provisions hereof.

2.       WARRANTIES AND REPRESENTATIONS

         To induce you to enter into this Agreement and to purchase the Subordinated Notes listed on Annex 1 below your name, the Company warrants and represents, as of the Closing Date after giving effect to each of the Acquisition, the Merger, and the execution and delivery by the Company of the Bank Documents, as well as the application of the proceeds from the sale of the Subordinated Notes and Warrants and the incurrence of Senior Debt as set forth in PART 2.13 OF ANNEX 3, as follows:

         2.1      NATURE OF BUSINESS.

         The Financing Memorandum (together with all exhibits and annexes thereto, the "PLACEMENT MEMORANDUM"), dated February 1995, prepared by Bowles Hollowell Conner & Co. (a copy of which has previously been delivered to you), correctly describes in all material respects the general nature of the businesses and principal Properties which the Company and the Subsidiaries own or lease on the Closing Date.

         2.2      CORPORATE ORGANIZATION AND AUTHORITY.

         The Company and each Subsidiary:

               (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

               (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted;

               (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations could not, in the aggregate for all such failures, reasonably be expected to have a Material Adverse Effect; and

               (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state where the failure to be so qualified or licensed and authorized and in good standing could, in the aggregate for all such failures, reasonably be expected to have a Material Adverse Effect.

         2.3      AFFILIATES AND SUBSIDIARIES.

                  PART 2.3 OF ANNEX 3 sets forth:

                         (i) the name of each of the Affiliates (other than
                    officers, directors and members of their respective immediate families) and the nature of the affiliation of such Affiliates; and

                         (ii) the name of each Subsidiary, its jurisdiction of
                    incorporation (or organization) and the percentage of its Voting Stock owned by the Company and each other Subsidiary.

         2.4 FINANCIAL STATEMENTS; DEBT; MATERIAL ADVERSE CHANGE; PRO FORMA INFORMATION.

               (a) FINANCIAL STATEMENTS OF THE COMPANY. The historical financial statements of the Company, the Subsidiaries, Helsel and Wellman described in PART 2.4(a) OF ANNEX 3 have been prepared in accordance with GAAP (except as otherwise indicated in the notes thereto), and present fairly, in all material respects, the respective financial position of the

         Company, the Subsidiaries, Helsel and Wellman, as the case may be, as of the respective dates, and the respective results of their operations and cash flows for the periods, covered thereby.

                  (b) DEBT. PART 2.4(b) OF ANNEX 3 correctly lists all outstanding Debt of the Company and the Subsidiaries as of the Closing Date, and provides the following information with respect to each item of Debt:

                           (i)      the type thereof;

                           (ii)     the holder thereof;

                           (iii)    the outstanding amount;

                           (iv) the portion which is classified as current under GAAP, if any; and

                           (v)      the collateral securing such Debt, if any.

                  (c) MATERIAL ADVERSE CHANGE. Since December 31, 1994, there has been no change in the business, Properties or condition (financial or otherwise) of the Company or any of the Subsidiaries, except changes that, in the aggregate, have not had, a Material Adverse Effect.

                  (d) SUMMARY AND PRO FORMA FINANCIAL INFORMATION. The pro forma and projected information described in PART 2.4(D) OF ANNEX 3 (the "PROJECTIONS") have been derived from the financial statements described in PART 2.4(a) OF ANNEX 3 and prepared with accounting principles currently used by the Company, except as noted therein, and all material assumptions on which such projections were based are disclosed therein. The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable. Such Projections have been prepared in good faith, have a reasonable basis and represent the good faith opinion of the Company as to the projected results of the operations of the Company after giving effect to the Acquisition, the Merger, the Bank Documents and the transactions contemplated by the Financing Documents. No material facts have occurred since the preparation of the Projections that would cause the Projections, taken as a whole, not to be reasonably attainable. Notwithstanding anything to the contrary in this Section 2.4(d), the Company does not warrant the ability of the Company to achieve the results presented in the Projections.

         2.5      FULL DISCLOSURE.

         The information set forth in the financial statements referred to in
Section 2.4(a), this Agreement, the Placement Memorandum and any written statement furnished by or on behalf of the Company to you in connection with the sale of the Subordinated Notes and the Warrants, taken as a whole, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which such information was provided. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, will have a Material Adverse Effect.

         2.6      PENDING LITIGATION.

         There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that could, in the aggregate for all such proceedings, actions or investigations, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, or decree of any court, Governmental Authority or arbitration board or tribunal that could, in the aggregate for all such defaults, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no Management Stockholder is party to any pending proceedings, actions or investigations, nor does the Company have any knowledge of any threatened proceedings, actions or investigations by any Management Stockholder, adverse to the Company.

         2.7      TITLE TO PROPERTIES.

         Each of the Company and the Subsidiaries has good and marketable title to all of the Property reflected as being owned by the Company and the Subsidiaries, as the case may be, in the most recent balance sheets of such Person referred to in Section 2.4(a) and all of the Property purported to have been acquired by the Company or any Subsidiary, as the case may be, after said date (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not otherwise permitted by Section 7.5. All leases necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid, subsisting and in full force and effect as could not, in the aggregate for all such failures, reasonably be expected to have a Material Adverse Effect.

         2.8      PATENTS, TRADEMARKS, LICENSES, ETC.

         Except as set forth in PART 2.8 OF ANNEX 3, each of the Company and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights with respect thereto (collectively, the "EXISTING INTANGIBLES"), necessary for the present planned future conduct of its business, without any known conflict with the rights of others. There are no current infringements of, or contests with respect to the validity of, any Existing Intangible except for such infringements or contests that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2.9      SALE IS LEGAL AND AUTHORIZED; OBLIGATIONS ARE ENFORCEABLE.

                  (a) SALE IS LEGAL AND AUTHORIZED. Each of the issue, sale and delivery of the Subordinated Notes and the Warrants by the Company, the execution and delivery by the Company of each of the Financing Documents to which it is a party and the compliance by the Company with all of the provisions of the Financing Documents to which it is a party:

                         (i) is within the corporate powers of the Company; and

                    (ii) does not conflict with, result in any material breach in any of the provisions of, constitute a default under, or result in the creation of any Lien (other than the Liens permitted by Section 7.5) upon any Property of the Company or any Subsidiary under the provisions of,

                                    (A) any agreement, charter instrument, bylaw
                           or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective Properties may be bound, or

                                    (B) any order, judgment, decree, or ruling
                           of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary.

               (b) SUBSIDIARY SUBORDINATED GUARANTEES LEGAL AND AUTHORIZED. The execution and delivery by each Subsidiary of the Subsidiary Subordinated Guarantee to which it is a party and the compliance by each such Subsidiary with all of the provisions thereof:

                    (i) is within the corporate powers of such Subsidiary; and

                    (ii) does not conflict with, result in any material breach in any of the provisions of, constitute a default under, or result in the creation of any Lien (other than Liens permitted by Section 7.5) upon any Property of such Subsidiary under the provisions of,

                                    (A) any agreement, charter instrument, bylaw
                           or other instrument to which such Subsidiary is a party or by which such Subsidiary or any of its Properties may be bound, or

                                    (B) any order, judgment, decree, or ruling
                           of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary.

               (c) OBLIGATIONS ARE ENFORCEABLE. The Company and each Subsidiary has duly authorized by all necessary action on its part each of the Financing Documents to which it is a party. Each of the Financing Documents to which the Company is a party and, with respect to each Subsidiary which is a party to a Subsidiary Subordinated Guarantee, such Subsidiary Subordinated Guarantee, has been duly executed and delivered by one or more duly authorized officers of the Company or such Subsidiary, as the case may be, and constitutes a legal, valid and binding obligation of the Company or such Subsidiary, as the case may be, except, in each case:

                    (i) as such enforceability may be limited by applicable
               bankruptcy, reorganization, arrangement, fraudulent conveyance, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally;

                    (ii) as such enforceability may be subject to the
               availability of equitable remedies; and

                    (iii) that certain rights to indemnity and contribution may be limited by applicable law.

         2.10     NO DEFAULTS.

                  (a) SUBORDINATED NOTES AND WARRANTS. No event has occurred and no condition exists that, upon the issue of the Subordinated Notes and the Warrants and the execution and delivery of any of the Financing Documents, would constitute a Default or an Event of Default.

                  (b) CHARTER INSTRUMENT, OTHER AGREEMENTS. Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument or bylaw, and neither the Company nor any Subsidiary is in violation of any term of any agreement or other instrument to which it is a party or by which it or any of its Property may be bound which violations could, in the aggregate for all such violations, reasonably be expected to have a Material Adverse Effect.

                  (c) CERTAIN COVENANTS. Except for the Acquisition, the Merger, the execution of the Bank Documents and the other transactions contemplated herein, the Company has not entered into any transaction since the date of the most recent statement of financial condition referred to in Section 2.4(a) that would have been prohibited by
         Section 7.4 through Section 7.10, inclusive, had such Sections applied since such date.

                  (d) OTHER DEBT. No event or condition exists with respect to any Debt of the Company or any Subsidiary with an outstanding principal amount in excess of One Million Dollars ($1,000,000) that would permit (or with the lapse of time or the giving of notice would permit) a Person to cause such Debt to become due and payable prior to its stated maturity or its regularly scheduled dates of payment.

         2.11     CONSENTS.

                  (a) GOVERNMENTAL CONSENTS. Neither the nature of the Company nor any Subsidiary or their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Subordinated Notes or the Warrants and the execution and delivery of any Financing Document or the performance thereof, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any of the Subsidiaries as a condition to the execution and delivery or performance of any Financing Document or the offer, issue, sale or delivery of the Subordinated Notes and the Warrants except where such failure to obtain such approval or authorization could not, in the aggregate for all such failures, reasonably be expected to have a Material Adverse Effect.

                  (b) THE ACQUISITION AND MERGER. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any Governmental Authority or any other Person on the part of the Company required in connection with the consummation of the Acquisition and the Merger have been obtained or made and remain in full force and effect, except for applicable "blue sky" filings and filing under the Investment Canada Act which, in each case, are not required to be made prior to the Closing Date.

         2.12     TAXES.

                  (a) RETURNS FILED, TAXES PAID. All Federal, state, local and other material tax returns required to be filed by the Company, Helsel and any other Person with whom the Company or Helsel files a consolidated return in any jurisdiction have in fact been filed on a timely basis, except for any tax return for which an extension has been timely filed, and all taxes, assessments, fees and other governmental charges upon the Company and any such Person referred to herein, and upon any of their respective Properties, income or franchises, that are due and payable have been paid except for those taxes or assessments that are being contested in good faith, by appropriate proceedings and for which adequate book reserves have been established and exist with respect thereto. The Company does not know of any proposed additional tax assessment against it or any such Person. Except as set forth in
         PART 2.12(a) OF ANNEX 3, as of the Closing Date, there is no current audit being conducted by any Governmental Authority with respect to any federal, state or local taxes due by the Company, any Subsidiary or Helsel in any fiscal year.

                  (b) BOOK PROVISIONS ADEQUATE. The amount of the liability for taxes reflected in each of the statements of financial condition referred to in Section 2.4(a) is in each case an adequate provision for taxes as of the dates of such statements of financial condition (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company, Helsel and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

         2.13     USE OF PROCEEDS.

                  (a) USE OF PROCEEDS. The Company shall apply the proceeds from the sale of the Subordinated Notes as described in PART 2.13 OF ANNEX 3.

                  (b) MARGIN SECURITIES. None of the transactions contemplated by the Financing Documents (including, without limitation, the use of the proceeds from the sale of the Subordinated Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own, and does not intend to own, carry or purchase, or refinance borrowings that were used to own, carry or purchase, any Margin Security. The obligations of the Company under this Agreement and the Subordinated Notes are not and will not be secured by any Margin Security, and no Subordinated Notes are being sold on the basis of any such collateral.

                  (c) OTHER LEGAL REQUIREMENTS. Neither the Company nor any Subsidiary is an "enemy" or an "ally of the enemy" within the meaning of section 2 of the Trading with the Enemy Act (50 U.S.C. App. sections 1 et seq.), as amended. Neither the Company nor any Subsidiary is in violation of, and the use of the proceeds of the Subordinated Notes by the

         Company as contemplated by this Agreement will not violate, the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R., Subtitle B, Chapter V).

         2.14     PRIVATE OFFERING.

         Neither the Company nor Bowles Hollowell Conner & Co. (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Subordinated Notes and the Warrants or any similar Security) has offered any of the Subordinated Notes, the Warrants or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than you and twenty (20) other institutional investors, each of whom was offered all or a portion of the Subordinated Notes and the Warrants at private sale for investment.

         Neither the Company nor any Person acting for the Company as employee, agent, broker, dealer or otherwise in connection with the transactions contemplated by this Agreement (including, without limitation, the issuance of the Warrants) has engaged in any conduct or entered into any agreements or understandings so as to bring the transactions contemplated by any of the Financing Documents within the provisions of section 5 of the Securities Act or the registration provisions of any applicable state securities laws.

         2.15     COMPLIANCE WITH LAW.

         Except as set forth in PART 2.15 OF ANNEX 3, neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         2.16     RESTRICTIONS ON THE COMPANY AND SUBSIDIARIES.

         Neither the Company nor any Subsidiary:

                  (a) is a party, nor, to the knowledge of the Company, is any Management Stockholder a party, to any contract or agreement, or subject to any charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect;

                  (b) is a party to any contract or agreement that restricts its right or ability to incur Debt or in the case of the Company, to issue capital stock, or warrants, options or similar rights to purchase capital stock, of the Company, other than the Financing Documents and the agreements listed on PART 2.16(B) OF ANNEX 3, none of which restricts the issuance of the Subordinated Notes or the Warrants or the execution and delivery of, or compliance with, the Financing Documents by the Company and the Subsidiaries; and

                  (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.5.

         2.17     PENSION PLANS.

                  (a) RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS. Except as disclosed in PART 2.17(A) OF ANNEX 3, the present value of all benefits, determined as of the most recent valuation date for such benefits as provided in Section 7.11, vested under each Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits, determined as of such date as provided in
         Section 7.11.

                  (b) ERISA REQUIREMENTS. Each of the Company and its ERISA Affiliates,

                         (i) has fulfilled all obligations under the minimum
                    funding standards of ERISA and the IRC with respect to each Pension Plan that is not a Multiemployer Plan,

                         (ii) has satisfied all respective contribution
                    obligations in respect of each Multiemployer Plan,

                         (iii) is in compliance in all material respects with
                    all other applicable provisions of ERISA and the IRC with respect to each Pension Plan and each Multiemployer Plan, and

                         (iv) has not incurred any liability under Title IV of
                    ERISA to the PBGC (other than in respect of required insurance premiums, all of which that are due having been paid), with respect to any Pension Plan, any Multiemployer Plan or any trust established thereunder.

         No Pension Plan, or trust created thereunder, has incurred any accumulated funding deficiency (as such term is defined in section 302 of ERISA), whether or not waived, as of the last day of the most recently ended plan year of such Pension Plan.

                  (c)      PROHIBITED TRANSACTIONS.

                         (i) The issuance and sale by the Company of the
                    Subordinated Notes, and the Warrants, to you will not constitute a "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) that could subject any Person to the penalty or tax on prohibited transactions imposed by section 502 of ERISA or section 4975 of the IRC, and neither the Company or any ERISA Affiliate, nor any "employee benefit plan" (as such term is hereinafter defined) of the Company or any ERISA Affiliate or any trust created thereunder or any trustee or administrator thereof, has engaged in any "prohibited transaction" that could subject any such Person, or any other party dealing with such employee benefit plan or trust, to such penalty or tax. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representations in
                    Section 1.4(b) and furthermore, in connection with funds with which you are acquiring the Subordinated Notes and the Warrants and which are from or attributable to your general account assets or assets of one or more segments of such general account, this representation is made in reliance on and subject to the fact that either: (A) such acquisition would be exempt under the provisions of the proposed prohibited transaction class exemption published by the Department of Labor in the Federal Register on August 22, 1994 (59 F.R. 43134, August 22, 1994); or (B) no part of such assets constitutes assets of an "employee pension benefit plan" (as defined in section 3 of ERISA) maintained by the Company or any ERISA Affiliate or of a "plan" (as defined in section 4975 of the IRC) maintained by any ERISA Affiliate (it is understood that the Company is relying on the present and continuing validity and applicability of Department of Labor Interpretive Bulletin 29 C.F.R. section 2509.75-2(b)).

                           (ii) PART 2.17(c) OF ANNEX 3 completely lists all
                  ERISA Affiliates and all employee benefit plans with respect to which the Company or any "affiliate" (as such term is hereinafter defined) of the Company is a "party-in-interest" (as such term is hereinafter defined) or in respect of which the Subordinated Notes or the Warrants could constitute an "employer security" (as such term is hereinafter defined).

         As used in this Section 2.17(c), the terms "employee benefit plan" and "party-in-interest" have the meanings specified in section 3 of ERISA and "affiliate" and "employer security" have the meanings specified in section 407(d) of ERISA.

                  (d) REPORTABLE EVENTS. Except as disclosed in PART 2.17(d) OF ANNEX 3, no Pension Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Pension Plan or trust created thereunder or with respect to any Multiemployer Plan, which reportable event or events will or could result in the termination of such Pension Plan or Multiemployer Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

                  (e) MULTIEMPLOYER PLANS. Except as set forth on PART 2.17(d) OF ANNEX 3, neither the Company nor any ERISA Affiliate, is an employer required to contribute to any Multiemployer Plan. Neither the Company nor any ERISA Affiliate, has incurred, nor is expected to incur, any withdrawal liability (that has not previously been fully satisfied) under ERISA with respect to any Multiemployer Plan. None of the Multiemployer Plans referred to on PART 2.17 OF ANNEX 3 have been terminated under section 4041A of ERISA, have been placed in reorganization status under Title IV of ERISA, or have been determined to be "insolvent" (as such term is defined in section 4245 of ERISA).

                  (f) MULTIPLE EMPLOYER PENSION PLANS. Except as set forth on
         PART 2.17(f) OF ANNEX 3 to this Agreement, neither the Company nor any ERISA Affiliate, is a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiple Employer Pension Plan and neither the Company nor any ERISA Affiliate has incurred (without fully satisfying the same), or reasonably expects to incur, withdrawal liability in respect of any such Multiple Employer Pension Plan listed on PART 2.17(f) OF ANNEX 3 to this Agreement, which withdrawal liability could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (g) FOREIGN PENSION PLAN. All Foreign Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such failures, in the aggregate for all such failures, to comply that could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws have been paid or accrued as required, except for such unpaid premiums, contributions and amounts that, in the aggregate for all such obligations, could not reasonably be expected to have a Material Adverse Effect.

         2.18     CERTAIN LAWS.

                  (a) INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is, nor are they directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (b) HOLDING COMPANY STATUS. Neither the Company nor any Subsidiary is a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         2.19     ENVIRONMENTAL COMPLIANCE.

                  (a) COMPLIANCE. Except as disclosed in the environmental audits, and the reports listed in PART 2.19(a) OF ANNEX 3, true and correct copies of which have been delivered to you or Environmental Risk Limited or otherwise set forth in PART 2.19(a) OF ANNEX 3, each of the Company and the Subsidiaries is in substantial compliance with all applicable Environmental Protection Laws in effect in each jurisdiction where it is presently doing business, and in which the failure to so comply could, in the aggregate for all such failures, reasonably be expected to have a Material Adverse Effect;

                  (b) LIABILITY. Neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Law that could, in the aggregate for all such liabilities, reasonably be expected to have a Material Adverse Effect; and

                  (c) NOTICES. EXCEPT AS DESCRIBED ON PART 2.19(c) OF ANNEX 3, neither the Company nor any Subsidiary has received any

                           (i) notice from any Governmental Authority by which
                  any of its present or previously-owned or leased real Properties has been designated or listed by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a Hazardous Substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law,

                           (ii) notice of any Lien arising under or in
                  connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased real Properties, or

                           (iii) summons, citation, notice, directive, letter,
                  or other written communication from any Governmental Authority concerning any intentional or unintentional action or omission by the Company or such Subsidiary in connection with its ownership or leasing of any real property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Substance into the environment resulting in any violation of any Environmental Protection Law, which relates to an event or condition which in the aggregate for all such events or conditions could reasonably be expected to result in a Material Adverse Effect.

                  (d) ENVIRONMENTAL WARRANTIES AND REPRESENTATIONS. All warranties and representations made by the Company relating to environmental matters, including, without limitation, compliance with all Environmental Protection Laws, notices, actions or orders relating to environmental matters and Hazardous Substances are made solely and exclusively in this Section 2.19.

         2.20     CAPITALIZATION.

         PART 2.20 OF ANNEX 3 correctly sets forth, before and after giving effect to the issuance of the Warrants pursuant to this Agreement and the Warrant Agreement:

                  (a) the authorized and outstanding shares of the capital stock and other Securities of the Company;

                  (b) the name of each holder of the outstanding shares of the Company's capital stock and the number of shares held by each such holder;

                  (c) all options, warrants and other rights to purchase from the Company any capital stock of the Company and the holders thereof; and

                  (d) all obligations (contingent or otherwise) of the Company to repurchase or otherwise acquire or retire any shares of capital stock (or options to purchase the same) of the Company.

All such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any restriction or preemptive rights. The Company has authorized and unissued, and has reserved for issuance, a sufficient number of shares of:

                  (i) Class B Common Stock to permit the exercise, after giving effect to the transactions contemplated hereby, of all of the Warrants; and

                  (ii) Class A Common Stock to permit the conversion, after giving effect to the transactions contemplated hereby, of all of the Class B Common Stock issuable upon the exercise of the Warrants.

Each such share of Common Stock when issued, will be fully paid and nonassessable, free and clear of any Lien, and not subject to any preemptive rights.

         2.21     ALL DOCUMENTS PROVIDED.

         The Company has provided to each of the Purchasers true, correct and complete copies of each of the following documents:

                  (a) the Bank Loan Agreement and all documents and instruments (except that certain letter agreement, dated April 7, 1995, between the Company and Bankers Trust Co. with respect to fees and expenses payable by the Company in connection with the Bank Loan Agreement (the "FEE LETTER") executed in connection therewith (collectively, the "BANK DOCUMENTS"), and there is no agreement or understanding between the Company and the Banks except as set forth in the Bank Documents;

                  (b) the Acquisition Agreement and all documents pursuant to which the Acquisition was consummated, together, in each case, with all amendments and exhibits thereto, and all other documents and instruments executed, delivered or filed, or to be filed, in connection with the consummation of the Acquisition (collectively, the "ACQUISITION DOCUMENTS");

                  (c) the Merger Agreement, the Certificate of Merger and all other documents and instruments executed, delivered or filed, or to be filed, in connection with the consummation of the Merger (collectively, the "MERGER DOCUMENTS"); and

                  (d) all agreements or other documents which evidence or otherwise set forth rights with respect to the capital stock or other equity securities of the Company (collectively, the "EQUITY DOCUMENTS").

         2.22     MERGER OF HELSEL.

                  (a) The Merger has been consummated in accordance with the Merger Agreement.

                  (b) The Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware and the Merger has been effected in accordance therewith and with applicable Delaware and Ohio law. Without limitation of the foregoing, Helsel has been merged with and into Helsel Holdings, the separate corporate existence of Helsel having ceased at the effective time of the Merger and Helsel Holdings being the surviving corporation of the Merger (Helsel Holdings concurrently with the Merger changing its corporate name to "Helsel, Inc.").

                  (c) As a result of the Merger, all and singular, the rights, privileges, powers and franchises of Helsel, and all Property, real, personal and mixed, and all debts due to Helsel on whatever account, for stock subscriptions as well as all other things in action or belonging to Helsel, are vested in Helsel Holdings; and all Property, rights, privileges, powers and franchises, and all and every other interest is as effectually the Property of Helsel Holdings as they were of Helsel, and the title to any real estate vested by deed or otherwise in Helsel has not reverted and is not in any way impaired by reason of the Merger.

         2.23     ACQUISITION OF WELLMAN.

                  (a) REPRESENTATIONS IN ACQUISITION DOCUMENTS. As of the Closing Date, prior to giving effect to the Acquisition:

                         (i) each of the representations and warranties made by
                    the Company in the Acquisition Documents was true and correct in all material respects; and

                         (ii) the Company has no knowledge that any
                    representation or warranty of Wellman or any other party in the Acquisition Documents is untrue or misleading in any material respect.

                  (b) COMPLIANCE WITH ACQUISITION DOCUMENTS. The Acquisition has been completed as contemplated by the Acquisition Documents, and there has been no waiver of any condition to the closing thereof which could reasonably be expected to have a Material Adverse Effect. S.K. Wellman Acquisition, Inc., a Delaware corporation, has acquired title to the capital stock of Wellman pursuant to the terms of the Acquisition Documents free of any Liens not permitted by Section 7.5.

3.       CLOSING CONDITIONS

         Your obligation to purchase and pay for the Subordinated Notes and the Warrants to be delivered to you at the Closing is subject to the following conditions precedent:

         3.1      OPINIONS OF COUNSEL.

         You shall have received from

                  (a) Kohrman Jackson & Krantz, counsel for the Company and the Subsidiaries, and

                  (b) Hebb & Gitlin, a Professional Corporation, your special counsel,

         closing opinions, each dated as of the Closing Date, and substantially in the respective forms set forth in Exhibit B1 and Exhibit B2, and as to such other matters as you may reasonably request. This Section 3.1 shall constitute direction by the Company to counsel named in the foregoing clause (a) to deliver such closing opinion to you. In addition, you shall have received copies of the opinions delivered in connection with the consummation of the Acquisition, accompanied by letters of counsel rendering such opinions (or, by their terms) stating that you are entitled to rely on such opinions as if they were addressed to you.

         3.2      WARRANTIES AND REPRESENTATIONS TRUE; COMPLIANCE WITH THIS
                  AGREEMENT.

                  (A) WARRANTIES AND REPRESENTATIONS TRUE. The warranties and representations contained in Section 2 shall be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

                  (B) COMPLIANCE WITH THE FINANCING DOCUMENTS. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein and in the Warrant Agreement that, in each case, are required to be performed or complied with by the Company on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

         3.3      OFFICERS' CERTIFICATES.

         You shall have received

                  (a) a certificate dated the Closing Date and signed on behalf of the Company by a Senior Officer, substantially in the form of Exhibit C1, certifying that the conditions specified in Section 3.2 have been fulfilled and that no Default or Event of Default will exist on the Closing Date after giving effect to the consummation of the transactions contemplated by this Agreement, and

                  (b) a certificate dated the Closing Date and signed on behalf of the Company by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D1, with respect to the matters therein set forth.

         3.4      LEGALITY.

         If you are an insurance company, the Subordinated Notes and the Warrants shall on the Closing Date qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions) and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

         3.5      PRIVATE PLACEMENT NUMBERS.

         The Company shall have obtained or caused to be obtained private placement numbers for the Subordinated Notes and the Warrants from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc. and you shall have been informed of such private placement numbers.

         3.6      SUBSIDIARY SUBORDINATED GUARANTEES.

         You shall have received:

                  (a) a subordinated guarantee agreement (each, as amended from time to time, a "SUBSIDIARY SUBORDINATED GUARANTEE") substantially in the form of Exhibit E, executed and delivered by each Wholly-Owned Domestic Subsidiary;

                  (b) a certificate from each Wholly-Owned Domestic Subsidiary dated the Closing Date and signed by a senior officer of such Wholly-Owned Domestic Subsidiary, substantially in the form of Exhibit C2.

                  (c) a certificate from each Wholly-Owned Domestic Subsidiary dated the Closing Date and signed by the Secretary or an Assistant Secretary of such Wholly-Owned Domestic Subsidiary, substantially in the form of Exhibit D2.

         3.7      WARRANT AGREEMENT; SHAREHOLDERS' AGREEMENT.

                  (a) WARRANT AGREEMENT. The Company shall have executed and delivered to you and each Other Purchaser the warrant agreement (as amended from time to time, the "WARRANT AGREEMENT"), substantially in the form of Exhibit F to this Agreement, in respect of the issuance, in accordance therewith, of the warrants (the "WARRANTS") to purchase shares of the Class B Common Stock, such Warrants to be represented by warrant certificates (the "WARRANT CERTIFICATES") in the form of Attachment A to the Warrant Agreement. The Company shall have issued to you and the other Purchasers Warrants in the respective amounts set forth below your name and each Other Purchaser's name on Annex 1.

                  (b) SHAREHOLDERS' AGREEMENT. The Company, the Purchasers and the Management Stockholders shall have entered into a shareholders' agreement (as amended from time to time, the "SHAREHOLDERS' AGREEMENT") substantially in the form of Exhibit G; and all certificates evidencing outstanding shares of the Common Stock shall have been affixed with the required legends pursuant to Section 8.3 of the Shareholders' Agreement giving notice of the restrictions imposed by the Shareholders' Agreement.

         3.8      RESERVATION OF SHARES.

         The shares of Class B Common Stock issuable upon the exercise of each Warrant shall have been duly authorized and reserved for issuance upon exercise of the Warrants. The shares of Class A Common Stock issuable upon conversion of the Class B Common Stock shall have been duly authorized and reserved for issuance upon conversion of the Class B Common stock issuable upon exercise of the Warrants.

         3.9      BANK LOAN AGREEMENT.

         The Company and the Banks shall have entered into the Bank Loan Agreement, which agreement, and all documents and instruments executed and delivered in connection therewith, shall be in form and substance satisfactory to you. The Company shall have delivered to you a copy of a fully executed Bank Loan Agreement and a photocopy of each other Bank Document, certified as true and correct by an officer of the Company. All of conditions precedent to the obligations of the Banks set forth in Section 5 of the Bank Loan Agreement shall have been satisfied. On the Closing Date, the Banks shall have made, or made available, to the Company (i) a term loan in principal amount not to exceed Sixty Million Dollars ($60,000,000), and (ii) a revolving credit loan in an aggregate principal amount up to the greater of (A) Twenty Million Dollars ($20,000,000) and (B) the Maximum Revolver Amount from time to time, on the terms and conditions contained in the Bank Loan Agreement (as in effect on the Closing
Date).

         3.10     ACQUISITION AND MERGER.

                  (a) ACQUISITION. The Acquisition shall have been completed as contemplated by the Acquisition Documents, and there shall have been no waiver of any condition to the closing thereof which could reasonably be expected to have a Material Adverse Effect.

                  (b) CONSUMMATION OF MERGER. All action necessary to constitute the Merger a fully consummated, completed and effective transaction, including, without limitation, the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, shall have been duly taken and you shall have received such evidence thereof as you shall request.

                  (c) WARRANT REDEMPTION. The Company shall, for an aggregate amount not to exceed $7,000,000 (including any prepayment fee or other make-whole premium incurred in connection with the Household Warrant Redemption or the related refinancing of Debt owing to Household), against surrender of the certificates representing the Household Warrants, have purchased all Household Warrants outstanding immediately prior to the Closing Date and cancelled all certificates representing the Household Warrants received in connection with such purchase (the "HOUSEHOLD WARRANT REDEMPTION"). In connection with the Household Warrant Redemption all rights of Household as a holder of such Household Warrants shall have ceased except the rights to receive the payments specified in the preceding sentence and certain indemnity, expense or similar provisions which by their express terms are intended to survive the Household Warrant Redemption. The Household Warrants shall not be deemed outstanding for any purpose. You shall have received evidence in form, scope and substance reasonably satisfactory to you that the matters set forth in this Section 3.10(c) have been satisfied on the Closing Date. There shall have been delivered to you copies, certified as true and correct by a Senior Officer, of all Household Warrant Redemption Documents, including the certificates evidencing the Household Warrants so redeemed, all of which shall be in form and substance reasonably satisfactory to you.

         3.11     EQUITY DOCUMENTS.

         The Company shall have delivered to you an executed copy of each Equity Document, certified as true and correct as of the time of the Closing by an officer of the Company.

         3.12     LETTER FROM BOWLES HOLLOWELL CONNER & CO.

         Bowles Hollowell Conner & Co. shall have delivered to you and your special counsel a letter describing the manner of the offering of the Subordinated Notes and the Warrants, in form and substance satisfactory to you and your special counsel.

         3.13     ENVIRONMENTAL REPORTS.

         You or Environmental Risk Limited shall have received an environmental report or reports in respect of each of the real Properties listed in PART 2.19(a) OF ANNEX 3 and each such environmental report shall be acceptable to you and Environmental Risk Limited.

         3.14     SOLVENCY OPINION.

         You shall have received a solvency opinion from Valuation Research Corporation in respect of the Company on a stand alone basis and the Company and the Subsidiaries on a consolidated basis and such solvency opinion shall be acceptable to you.

         3.15     EXPENSES.

         All fees and disbursements required to be paid pursuant to Section 1.7(a) and Section 1.7(b) shall have been paid in full, including, without limitation, the fees and expenses of Environmental Risk Limited and Valuation Research Corporation.

         3.16     PROCEEDINGS SATISFACTORY.

         All proceedings taken in connection with the issuance and sale of the Subordinated Notes and the Warrants and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

4.       PURCHASERS' SPECIAL RIGHTS

         4.1      DIRECT PAYMENT.

         Notwithstanding anything to the contrary herein or in the Subordinated Notes, the Company shall pay all amounts payable with respect to each Subordinated Note held by an Institutional Investor (without any presentment of such Subordinated Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of such Institutional Investor in any bank in the United States of America as may be designated in writing by such Institutional Investor, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such Institutional Investor. Your address on Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to direct payments as aforesaid. In all other cases, all amounts payable with respect to each Subordinated Note shall be made by check mailed and addressed to the registered holder of each Subordinated Note at the address shown in the register maintained by the Company pursuant to Section 6.1.

         Each holder of Subordinated Notes agrees that in the event it shall sell or transfer any Subordinated Note

                  (a) it shall, prior to the delivery of such Subordinated Note (unless it shall have already done so), make a notation thereon of all principal, if any, prepaid on such Subordinated Note and shall also note thereon the date to which interest shall have been paid on such Subordinated Note, and

                  (b) it shall promptly notify the Company of the name and address of the transferee of any such Subordinated Note so transferred and the effective date of such transfer.

         4.2      DELIVERY EXPENSES.

         If any holder of Subordinated Notes surrenders any Subordinated Note to the Company pursuant hereto, the Company shall pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Subordinated Note and any Subordinated Note issued in substitution or replacement for the surrendered Subordinated Note.

         4.3      ISSUE TAXES.

         The Company shall pay all stamp, duty, excise or other transfer taxes in connection with the issuance and sale of the Subordinated Notes and in connection with any modification of this Agreement and the Subordinated Notes and shall save each holder of Subordinated Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 4.3 shall survive the payment or prepayment of the Subordinated Notes and the termination hereof.

5.       PAYMENTS OF PRINCIPAL.

         5.1      REQUIRED PREPAYMENTS OF SUBORDINATED NOTES AND PAYMENT AT
                  MATURITY.

         The Company shall prepay, and there shall become due and payable, Ten Million Dollars ($10,000,000) principal amount of the Subordinated Notes on each of June 30, 2003 and June 30, 2004. Each such required prepayment shall be at one hundred percent (100%) of the principal amount prepaid, together with interest accrued thereon to the date of prepayment. The principal of the Subordinated Notes remaining outstanding, together with interest accrued thereon, shall become due and payable on June 30, 2005.

         5.2      OPTIONAL PREPAYMENTS.

                  (a) OPTIONAL PREPAYMENTS. The Company may prepay the Subordinated Notes in whole or in part, at any time in multiples of One Hundred Thousand Dollars ($100,000) (or, if the aggregate outstanding principal amount of the Subordinated Notes is less than One Hundred Thousand Dollars ($100,000) at such time, then such principal amount), together with

                         (i) interest on such principal amount then being
                    prepaid accrued to the prepayment date, and

                         (ii) an amount equal to the Prepayment Compensation
                    Amount at such time with respect to the principal amount of the Subordinated Notes being so prepaid.

                  (b) NOTICE OF OPTIONAL PREPAYMENT. The Company will give notice of any optional prepayment of the Subordinated Notes to each holder of Subordinated Notes not less than thirty (30) days or more than sixty (60) days before the date fixed for prepayment, specifying:

                         (i) such date;

                         (ii) the Section hereof under which the prepayment is
                    to be made;

                         (iii) the principal amount of each Subordinated Note to
                    be prepaid on such date;

                         (iv) the interest to be paid on each such Subordinated
                    Note, accrued to the date fixed for payment; and

                         (v) a reasonably detailed calculation of the Prepayment
                    Compensation Amount (calculated as if the date of such notice were the date of the prepayment), if any, due in connection with such prepayment.

         Such notice of prepayment shall also certify all facts that are conditions precedent to any such prepayment and shall describe in detail each Trigger Event which shall have occurred on or prior to the specified prepayment date. Notice of prepayment having been so given, the aggregate principal amount of the Subordinated Notes specified in such notice, together with the Prepayment Compensation Amount, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Subordinated Notes being prepaid a certificate of a Senior Financial Officer specifying the calculation of such Prepayment Compensation Amount as of such date. Each such certificate shall be accompanied by a copy of any applicable documentation utilized by the Company in respect of such calculation.

         5.3      OFFER TO PREPAY UPON CHANGE IN CONTROL.

                  (a) NOTICE AND OFFER. In the event of a Change in Control the Company will, within thirty (30) days prior to such Change in Control, give written notice of such Change in Control to each holder of Subordinated Notes by registered mail and, simultaneously with the sending of such written notice, send a copy of such notice to each such holder via an overnight courier of national reputation. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, subject to Section 5.3(d), all, but not less than all, the Subordinated Notes held by such holder on a date specified in such notice (the "CONTROL PREPAYMENT DATE") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. If the Control Prepayment Date shall not be specified in such notice, the Control Prepayment Date shall be the thirtieth (30th) day after the date of such holder's receipt of such notice. In no event will the Company take any action to consummate or finalize a Change in Control unless contemporaneously with such action the Company prepays all Subordinated Notes for which prepayment has been accepted pursuant to
         Section 5.3(b)(i) (unless such prepayment is not required pursuant to Section 5.3(d)).

                  (b)      ACCEPTANCE AND PAYMENT; REJECTION.

                           (i) ACCEPTANCE AND PAYMENT. To accept such offered
                  prepayment, a holder of Subordinated Notes shall cause a written notice of such acceptance to be delivered to the Company prior to the Control Prepayment Date. If so accepted, subject to Section 5.3(d), such offered prepayment shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of the Subordinated Notes held by holders having accepted such offer, together with interest on the Subordinated Notes then being prepaid accrued to the Control Prepayment Date.

                           (ii) REJECTION. A failure to respond to all written
                  offers of prepayment referred to in this Section 5.3 shall be deemed to constitute a rejection of such offered prepayment and shall be deemed to be a waiver of any and all rights to receive such offered prepayment.

                  (c) OFFICER'S CERTIFICATE. Each offer to prepay the Subordinated Notes pursuant to this Section 5.3 shall be accompanied by a certificate, executed by a Senior Officer and dated the date of such offer, specifying:

                         (i) the Control Prepayment Date;

                         (ii) the Section hereof under which such offer is made;

                         (iii) the principal amount of each Subordinated Note
                    offered to be prepaid; and

                         (iv) the interest that would be due on each
                    Subordinated Note offered to be prepaid, accrued to the date fixed for payment;

                         (v) that the conditions of this Section 5.3 have been
                    fulfilled; and

                         (vi) in reasonable detail, the nature and date or
                    proposed date of the Change in Control.

                  (d) LIMITATION ON PREPAYMENT. Notwithstanding anything contained in this Section 5.3 to the contrary, the Company shall not be obligated to prepay the Subordinated Notes in connection with a Change in Control on the Control Prepayment Date, if, at such time:

                         (i) there is any Senior Debt then outstanding, and

                           (ii) the Company shall have failed to obtain, not
                  less than thirty (30) days prior to the Control Prepayment Date, from the holders of all Senior Debt then outstanding, a written consent (the "CONTROL PREPAYMENT CONSENT") of such holders to the prepayment in full of all Subordinated Notes required to be prepaid in connection with such Change in Control pursuant to this Section 5.3.

         5.4      PARTIAL PREPAYMENT PRO RATA.

         If at the time any required or optional prepayment under Section 5.1 or
Section 5.2 is due there is more than one Subordinated Note outstanding, the aggregate principal amount of each partial prepayment of the Subordinated Notes shall be allocated among the holders of the Subordinated Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Subordinated Notes then outstanding, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion.

         5.5 EFFECT OF PREPAYMENT. Each prepayment of the Subordinated Notes pursuant to Section 5.2 or Section 5.3 shall be applied to reduce ratably each of the required prepayments of the Subordinated Notes remaining after the date of such prepayment and the payment due at maturity pursuant to the provisions of
Section 5.1.

         5.6      NOTATION OF SUBORDINATED NOTES ON PREPAYMENT.

         Upon any partial prepayment of a Subordinated Note, such Subordinated Note may, at the option of the holder thereof, be

                  (a) surrendered to the Company pursuant to Section 6.2 in exchange for a new Subordinated Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Subordinated Note,

                  (b) made available to the Company for notation thereon of the portion of the principal so prepaid, or

                  (c) marked by such holder with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Subordinated Note is prepaid, such Subordinated Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Subordinated Note shall be issued in lieu of the prepaid principal amount of any Subordinated Note.

         5.7      NO OTHER OPTIONAL PREPAYMENTS.

         Except as provided in Section 5.2 and in Section 5.3 or in accordance with an offer made in compliance with Section 7.7 or Section 7.12, the Company may not make any optional prepayment (whether directly or indirectly by purchase or other acquisition) in respect of the Subordinated Notes.

         5.8      VALUABLE RIGHTS.

         The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Subordinated Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for the payment of the Prepayment Compensation Amount by the Company in the event that the Subordinated Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         5.9      DELIVERY OF SUBORDINATED NOTES IN PAYMENT OF WARRANT PURCHASE
                  PRICE.

         The Warrant Agreement provides that a holder of Warrants may tender Subordinated Notes to the Company in partial or complete payment of the purchase price for the shares of Class B Common Stock issued upon exercise of the Warrants. Promptly following the receipt of any Subordinated Note so tendered, the Company shall immediately cancel and retire the same (and no such Subordinated Note shall be reissued) and shall issue to the holder thereof a new Subordinated Note in the principal amount or such tendered Subordinated Note remaining after deduction of the principal amount thereof applied to the payment of the purchase price for the shares of Class B Common Stock. The Company and you agree that a tender of Subordinated Notes in payment of the exercise price in respect of the Warrants shall not be a prepayment nor deemed to be a prepayment of the Subordinated Notes, but rather a conversion of such Subordinated Notes, pursuant to the terms of the Warrant Agreement and the Warrants, into Class B Common Stock.

6.       REGISTRATION; SUBSTITUTION OF SUBORDINATED NOTES

         6.1      REGISTRATION OF SUBORDINATED NOTES.

         The Company shall cause to be kept at the office of its counsel, Kohrman Jackson & Krantz, One Cleveland Center, 20th Floor, 1375 East 9th Street, Cleveland, Ohio 44114 or at its office, maintained pursuant to Section 7.3, or at such other office of such counsel or the Company of which the Company shall have given written notice to each holder of Subordinated Notes, a register for the registration and transfer of Subordinated Notes. The name and address of each holder of one or more Subordinated Notes, each transfer thereof and the name and address of each transferee of one or more Subordinated Notes shall be registered in the register. The Person in whose name any Subordinated Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

         6.2      EXCHANGE OF SUBORDINATED NOTES.

         Upon surrender of any Subordinated Note at the office of the Company maintained pursuant to Section 7.3 duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Subordinated Note or his attorney duly authorized in writing, the Company shall execute and deliver, at the Company's expense (except as provided below), new Subordinated Notes in exchange therefor, in denominations of at least One Hundred Thousand Dollars ($100,000) (except as may be necessary to reflect:

                  (a) any principal amount not evenly divisible by One Hundred Thousand Dollars ($100,000);

                  (b) any Subordinated Note originally issued in an amount greater than One Hundred Thousand Dollars ($100,000), but with a remaining unpaid principal amount of less than One Hundred Thousand Dollars ($100,000); or

                  (c) any Subordinated Note in a principal amount equal to the Purchase Price (as such term is defined in the Warrant Agreement) of any Warrant or Warrants issued for the purpose of permitting the holder thereof to pay such Purchase Price with a principal amount of Subordinated Notes);

in an aggregate principal amount equal to the unpaid principal amount of the surrendered Subordinated Note. Each such new Subordinated Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Subordinated Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Subordinated Note or dated the date of the surrendered Subordinated Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Subordinated Notes.

         6.3      REPLACEMENT OF SUBORDINATED NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Subordinated Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation) and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Subordinated Note is an Institutional Investor, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Subordinated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Subordinated Note or dated the date of such lost, stolen, destroyed or mutilated Subordinated
Note if no interest shall have been paid thereon.

         6.4      LIMITATION ON TRANSFERS.

         Notwithstanding the foregoing provisions of this Section 6 or any other provision contained in this Agreement, each holder of Subordinated Notes agrees that it will not at any time sell, transfer or otherwise convey any of the Subordinated Notes, or any portion thereof, to any Person which is, at the time of such sale, transfer or conveyance, a Competitor without the prior written consent of the Company.

7.       COMPANY BUSINESS COVENANTS

         The Company covenants that on and after the Closing Date and so long as any of the Subordinated Notes shall be outstanding:

         7.1      PAYMENT OF TAXES AND CLAIMS.

         The Company will, and will cause each Subsidiary to, pay before they become delinquent,

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                  (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property, provided, that items of the foregoing description need not be paid

                  (i) while being contested in good faith and by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto, and

                  (ii) so long as the title of the Company or the Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

         7.2      MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE.

         The Company will, and will cause each Subsidiary to,

                  (a) PROPERTY -- maintain all Property necessary in its business in good working order and condition, ordinary wear and tear excepted, in accordance with past practice;

                  (b) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                  (c) FINANCIAL RECORDS -- keep proper books of records and accounts in which full, true and correct entries in conformity in all material respects with GAAP and all requirements of law shall be made of all its dealings and transactions in relation to its business and activities;

                  (d)CORPORATE EXISTENCE AND RIGHTS -- do or cause to be done all things necessary

                         (i) to preserve and keep in full force and effect its
                    corporate existence, rights (charter and statutory) and franchises, subject to Section 7.6, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

                         (ii) to maintain each Subsidiary as a Subsidiary,
                    except as otherwise permitted by Section 7.6 and Section
                    7.7;

         provided, that, in each case, the Company shall be permitted to complete the Subsidiary Restructuring; and

                  (e) COMPLIANCE WITH LAW -- not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Protection Law) and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violation or failure to obtain, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         7.3      PAYMENT OF SUBORDINATED NOTES AND MAINTENANCE OF OFFICE.

         The Company will punctually pay, or cause to be paid, the principal of and interest (and Prepayment Compensation, if any) on, the Subordinated Notes, as and when the same shall become due according to the terms hereof and of the Subordinated Notes, and will maintain an office at the address of the Company set forth in Section 12.1 where notices, presentations and demands in respect hereof or the Subordinated Notes may be made upon it. Such office will be maintained at such address until such time as the Company will notify the holders of the Subordinated Notes of any change of location of such office, which will in any event be located within the United States of America.

         7.4      DEBT RESTRICTIONS.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable with respect to any Debt, except:

                  (a) SUBORDINATED NOTES -- Debt evidenced by the Subordinated Notes;

                  (b) ACCEPTABLE CREDIT FACILITIES -- Debt outstanding from time to time under Acceptable Credit Facilities in an aggregate amount not exceeding (except to the extent otherwise permitted pursuant to this Section 7.4) Sixty Million Dollars ($60,000,000) pursuant to a term loan facility thereunder plus an amount outstanding under a revolving credit facility thereunder not in excess of the greater of (x) Twenty Million Dollars ($20,000,000) and (y) the Maximum Revolver Amount from time to time;

                  (c) CLOSING DATE DEBT -- Debt of the Company and the Subsidiaries outstanding as of the Closing Date and described on PART
         7.4 OF ANNEX 3;

                  (d) PURCHASE MONEY DEBT -- Debt secured by Purchase Money Liens used to finance the purchase of Acceptable Property, so long as the Debt secured by such Purchase Money Lien shall not exceed the amount equal to the lesser of (x) the cost of acquisition or construction of the particular Acceptable Property to which such Debt relates, or (y) the Fair Market Value of such Acceptable Property at such time;

                  (e) EXTENSIONS AND RENEWALS -- modifications, extensions, refundings and refinancings of all or part of any Debt permitted pursuant to clause (c) and clause (d), inclusive, of this Section 7.4 then outstanding, provided that immediately after giving effect to the incurrence of such modification, extension, refunding or refinancing, all of the following conditions are met:

                           (i) the aggregate principal (or, in the case of
                  letters of credit, face) amount or commitment amount of the Debt is not increased in excess of the amount of such Debt outstanding immediately prior to such modification, extension, renewal or refinancing; and

                           (ii) the terms of such Debt so modified, extended,
                  renewed or refinanced are, in the aggregate, no less favorable to the Company and/or its Subsidiaries, as the case may be, than the terms of such Debt prior to such modification, renewal, extension or refinancing;

                  (f) BASKET DEBT -- Debt (including without limitation, Debt pursuant to Acceptable Credit Facilities in excess of the amount permitted pursuant to Section 7.4(b)) of the Company and the Subsidiaries not otherwise permitted under the provisions of clause (a) through clause (e), inclusive, of this Section 7.4 provided that the aggregate outstanding principal amount of Debt issued pursuant to this clause (f) shall not at any time exceed Nine Million Dollars ($9,000,000);

                  (g) INTEREST RATE PROTECTION AGREEMENTS -- Debt of the Company consisting of obligations under Interest Rate Protection Agreements entered into in the ordinary course of business, including, without limitation, the Interest Rate Protection Agreement required by Section
         8.11 of the Bank Loan Agreement (as in effect of the Closing Date);

                  (h) OTHER HEDGING AGREEMENTS -- Debt of the Company under Other Hedging Agreements, entered into in the ordinary course of business and consistent with past practices, providing protection against fluctuations in currency values so long as senior management of the Company shall have determined that such Other Hedging Agreement is for bona fide hedging purposes and not for speculative purposes; and

                  (i) INTERCOMPANY DEBT -- Debt of a Subsidiary owed to the Company or to any Wholly-Owned Subsidiary or Debt of the Company owed to a Wholly-Owned Subsidiary;

                  (j) ADDITIONAL DEBT -- Debt (including without limitation, Debt pursuant to Acceptable Credit Facilities in excess of the amount permitted pursuant to clause (b) of this Section 7.4) not otherwise permitted under clause (a) through clause (i), inclusive, of this
         Section 7.4 provided that immediately after giving effect to the incurrence of such Debt in accordance with this clause (j) and to the concurrent retirement of other Debt:

                          (i) the ratio of Pro Forma Consolidated Net Income
                    Available for Fixed Charges at such time to Pro Forma Fixed Charges at such time would not be less than 2.00 to 1.00; and

                         (ii) immediately prior to and immediately after the
                    incurrence of such Debt, and after giving effect thereto, no Default or Event of Default exists or would exist.

         For purposes of this Section 7.4(j), it shall be assumed that:

                  (I) any Debt proposed to be incurred pursuant to this clause
         (j) (and any Debt incurred pursuant to this clause (j) since the beginning of the period of twelve (12) calendar months most recently ended at the time of such proposed incurrence) had been incurred on the first day of such period, and had been outstanding throughout such period; and

                  (II) any Debt proposed to be contemporaneously retired with the proceeds of the Debt proposed to be incurred pursuant to this clause (j) (and any Debt retired with the proceeds of Debt incurred pursuant to this clause (j) since the beginning of such period) had been retired on the first day of such period.

For purposes of this Section 7.4, each Subsidiary created, acquired or formed after the Closing Date shall be deemed to have incurred all Debt of such Subsidiary which existed as of the date of the creation, acquisition of or formation of such corporation as a Subsidiary.

         7.5      LIENS.

                  (a) NEGATIVE PLEDGE. The Company will not, nor will it permit any Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien except:

                           (i)      ORDINARY COURSE BUSINESS LIENS --

                                    (A) TAXES, ETC. -- Liens securing taxes,
                           assessments or governmental charges or levies or, to the extent incurred in the ordinary course of business of the Company or such Subsidiary, the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 7.1;

                                    (B) BUSINESS -- Liens incurred or deposits
                           made in the ordinary course of business

                                            (I) in connection with workers'
                                    compensation, unemployment insurance, social security, pension and other like laws, and

                                            (II) Liens (other than any Lien
                                    imposed by ERISA) on Property of the Company or any of the Subsidiaries incurred or deposits made in the ordinary course of business of the Company or such Subsidiary, but not incurred in connection with Debt for borrowed money, the obtaining of advances or the payment of the deferred purchase price of Property, in connection with (x) workers' compensation, unemployment insurance, social security, pension or other types of social security or (y) securing the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, performance and return of money bonds and other similar obligations incurred in the ordinary course of business (other than any of the foregoing which is of a type described in Section 7.5(a)(ii)), or
                                    (z) deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; and

                                    (C) REAL ESTATE -- Liens in the nature of
                           reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, including, without limitation, Permitted Encumbrances (as such term is defined in the Bank Loan Agreement in effect on the Closing Date), provided that such exceptions and encumbrances do not in the aggregate materially interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries, taken as a whole;

                           (ii)     JUDICIAL LIENS -- Liens

                                    (A) arising from judicial attachments and
                           judgments,

                                    (B) securing appeal bonds, supersedeas
                           bonds, and

                                    (C) arising in connection with court
                           proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

                  provided, in the case of this Section 7.5(a)(ii), that such Liens do not constitute an Event of Default or the execution or other enforcement of such Liens is effectively stayed, the claims secured thereby are being actively contested in good faith and by appropriate proceedings and adequate book reserves have been maintained and exist with respect to such claims;

                           (iii) SENIOR DEBT LIENS -- Liens securing (A)
                  Acceptable Credit Facilities incurred pursuant to Section 7.4(b) and (B) Swaps incurred pursuant to Section 7.4(g) or
                  Section 7.4(h);

                           (iv) INTERGROUP LIENS -- Liens on Property of a
                  Subsidiary, provided that such Liens secure only obligations owing to the Company or a Wholly-Owned Subsidiary;

                           (v) CLOSING DATE LIENS -- Liens in existence on the
                  Closing Date securing Debt and described on PART 7.5 OF
                  ANNEX 3;

                           (vi) PURCHASE MONEY LIENS -- Purchase Money Liens,
                  if, after giving effect thereto and to any concurrent transactions the Debt secured by such Purchase Money Lien shall have been incurred within the limitations of Section 7.4(d);

                           (vii) ACQUIRED PROPERTY LIENS -- Liens existing on
                  Acceptable Property acquired by the Company or a Subsidiary after the Closing Date and Liens existing on Acceptable Property of a Person at the time such Person becomes a Subsidiary after the Closing Date, provided that such Lien

                                    (A) was not placed on such Acceptable
                           Property, and does not secure Debt created, incurred, issued or assumed, contemporaneously with or in any manner in contemplation of, the acquisition of such Acceptable Property or Person by the Company or such Subsidiary, and

                                    (B) does not extend to any other Property of
                           the Company or any Subsidiary after such acquisition;

                           (viii) RENEWALS AND EXTENSIONS -- Liens constituting
                  extensions, renewals or replacements, in whole or in part, of Liens permitted pursuant to the foregoing clauses (iii) through (vii), inclusive, provided that no such extension, renewal or replacement Lien extends to any Property of the Company or any Subsidiary other than the Property subject to the Lien being extended, renewed or replaced, and the aggregate amount of the obligations secured by such extension, renewal or replacement Lien does not exceed the amount then secured by the Lien being extended, renewed or replaced;

                           (ix) BASKET LIENS -- Liens securing Debt incurred in
                  accordance with clause (f) or clause (j) of Section 7.4 so long as such Debt is not, in a liquidation of the assets of the Company, required to be paid contemporaneously with or after any payment on the Subordinated Notes;

                           (x) MISCELLANEOUS LIENS -- Liens created by licenses,
                  leases or subleases granted to other Persons in the ordinary course of business not interfering in any material respect with the conduct of the business of the Company or any of the Subsidiaries;

                           (xi) PRECAUTIONARY FILINGS -- Liens arising from
                  precautionary informational UCC financing statement filings regarding operating leases entered into by the Company or any of the Subsidiaries in the ordinary course of business; or

                           (xii) EQUAL AND RATABLE LIEN -- Liens on Property of
                  the Company or a Subsidiary securing obligations so long as the Company or such Subsidiary shall have, simultaneously with or prior to the time of the imposition of such Lien,

                                    (A) made or caused to be made provision
                           whereby the Subordinated Notes are secured equally and ratably as to such Property with such other obligations pursuant to such agreements and instruments as shall be approved by the Required Holders, and

                                    (B) caused to be delivered to each holder of
                           a Subordinated Note an opinion of independent counsel satisfactory to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms and that such agreements and instruments provide the holders of the Subordinated Notes with Liens on such Property, to the full extent that, and with the same priority as, the holder of such other obligations.

                  (b) FINANCING STATEMENTS. The Company will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 7.5 or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Subsidiary.

                  (c) LIENS OF SUBSIDIARIES. Each Person which becomes a Subsidiary after the Closing Date will be deemed to have granted on the date such Person becomes a Subsidiary all the Liens in existence on its Property on such date.

                  (d) CONSTRUCTION. Nothing in this Section 7.5 shall be construed to permit the incurrence or existence of any Debt not otherwise permitted by this Agreement. Nothing in this Agreement that permits the incurrence or existence of any Debt shall be construed to permit the incurrence or existence of a Lien securing such Debt unless such Lien is permitted by this Section 7.5.

         7.6      MERGER, CONSOLIDATION, ETC.

         The Company will not merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property to, any other Person or permit any other Person to consolidate with or merge into it (except that a Subsidiary may merge into or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property to, the Company) provided that the foregoing restriction does not apply to the merger or consolidation of the Company with, or the sale, lease, transfer or other disposition by the Company of all or substantially all of its Property to, another corporation, including, without limitation, a Subsidiary, if:

                  (a) the corporation that results from such merger or consolidation or that purchases, leases, or acquires all or substantially all of such Property (the "SUCCESSOR CORPORATION") is organized under the laws of the United States of America or any jurisdiction thereof;

                  (b) the due and punctual payment of the principal of and Prepayment Compensation Amount, if any, and interest on all of the Subordinated Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Subordinated Notes and this Agreement to be performed or observed by the Company, are expressly assumed by the Successor Corporation pursuant to such agreements and instruments with respect to such assumption as shall be approved by the Required Holders, and the Company causes to be delivered to each holder of Subordinated Notes an opinion of independent counsel satisfactory to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms and the terms hereof; and

                  (c) immediately prior to and immediately after the consummation of any such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

         7.7      TRANSFERS OF PROPERTY; SUBSIDIARY STOCK.

                  (a) TRANSFERS OF PROPERTY. The Company will not, nor will it permit any Subsidiary to, sell (including, without limitation, any sale and subsequent leasing as lessee of such Property), lease as lessor, transfer, or otherwise dispose of, in each case, other than the granting or creation of any Lien permitted by Section 7.5(a) (and any subsequent transfer upon the enforcement of any such Lien), (individually, a "TRANSFER", and collectively "TRANSFERS") any Property of the Company or any Subsidiary (including, without limitation, Subsidiary Stock), except:

                         (i) ORDINARY COURSE TRANSFERS -- Transfers of
                    inventory, of obsolete or worn out, or otherwise no longer useful, Property and of Property without value, in each case in the ordinary course of business of the Company or such Subsidiary;

                         (ii) INTRAGROUP TRANSFERS -- Transfers from a
                    Subsidiary to the Company or a Wholly-Owned Subsidiary and Transfers from the Company to a Wholly-Owned Subsidiary;

                         (iii) SUBSIDIARY STOCK TRANSFERS -- Transfers of
                    Subsidiary Stock permitted pursuant to the provisions of
                    Section 7.7(b);

                         (iv) PERMITTED FACILITY TRANSFERS -- Transfers of the
                    facilities operated by the Company or a Subsidiary located at (x) LaVergne, Tennessee, (y) Brook Park, Ohio or (z) Solon, Ohio; provided that (A) no more than two of such facilities may be Transferred and (B) in each case, such Transfers must be to a Person (other than an Affiliate) for Acceptable Consideration; and

                         (v) OTHER TRANSFERS -- a Transfer of Property of the
                    Company or any Subsidiary to a Person so long as the sum of the contributions (expressed as a percentage and exclusive of losses) to Consolidated EBITDA for the four (4) fiscal quarters of the Company then most recently ended prior to such Transfer of

                                    (A)              such Property, plus

                                    (B) each other item of Property of the
                           Company and the Subsidiaries transferred (other than in Transfers referred to in the foregoing clause (i), clause (ii) or clause (iv) or Transfers referred to in clause (i), clause (ii) or clause (iii) of Section 7.7(b)) from the beginning of such period of four (4) consecutive fiscal quarters to the date of such Transfer, does not exceed ten percent (10%).

                  Notwithstanding the foregoing, any Transfer of Property shall be deemed to be excluded from the foregoing provisions of this Section
         7.7 (including any calculation made pursuant to Section 7.7(a)(v)) if such Transfer is to a Person for Acceptable Consideration and within one hundred eighty (180) days after such Transfer, the Net Proceeds of such Transfer are applied by the Company or such Subsidiary either (or in a combination thereof) to:

                         (1) acquire new Property for use, or which is useful,
                    in the conduct of the business of the Company or such Subsidiary; or

                         (2) prepay or repurchase Senior Debt or Subordinated
                    Notes, provided that any prepayment or repurchase of Senior Debt under a facility or arrangement that permits the reborrowing of such Senior Debt by the Company or the Subsidiaries shall not be counted under this clause (2) unless the availability to reborrow such Senior Debt is permanently reduced by an amount equal to the principal amount of such Senior Debt repaid or repurchased and provided further that if the Company shall elect not to acquire new Property pursuant to clause (1) above or to prepay or repurchase Senior Debt pursuant to this clause
                    (2), or if any Net Proceeds remain after the Company's application thereof pursuant to clause (1) and/or this clause 2, the Company shall offer to repurchase, at par, together with interest accrued to the repurchase date, Subordinated Notes, pro rata, from all holders of the Subordinated Notes in an aggregate principal amount that is not less than the amount equal to the amount of Net Proceeds, or the remaining balance thereof. If such offer is accepted by any holder of Subordinated Notes, such prepayment shall be paid in accordance with Section 5.2(b) provided that in no event shall the Prepayment Compensation Amount be payable or paid in connection therewith. Any sums remaining unapplied after the prepayment of all offers accepted by the holders of the Subordinated Notes pursuant to this clause (2) shall, for purposes of this Section 7.7(a), be deemed to have been applied in accordance with this clause (2); and

         immediately before and after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist.

                  (b) TRANSFERS OF SUBSIDIARY STOCK. The Company will not, nor will it permit any Subsidiary to, Transfer (including, without limitation, any Transfer by means of a merger or consolidation) any shares of the stock (or any warrants, rights or options to purchase stock or other securities exchangeable for or convertible into stock) of a Subsidiary (such stock, warrants, rights, options and other securities herein called "SUBSIDIARY STOCK"), nor will any Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                         (i) INTRAGROUP ISSUANCES -- the issuance by a
                    Subsidiary of shares of its own Subsidiary Stock to either the Company or a Wholly-Owned Subsidiary;

                         (ii) INTRAGROUP TRANSFERS -- Transfers by the Company
                    or a Subsidiary of shares of Subsidiary Stock to the Company or to a Wholly-Owned Subsidiary;

                         (iii) DIRECTORS' QUALIFYING SHARES -- the issuance by a
                    Subsidiary of directors' qualifying shares; and

                         (iv) OTHER TRANSFERS -- the Transfer of all of the
                    Subsidiary Stock of a Subsidiary owned by the Company and the other Subsidiaries if:

                                    (A) such Transfer satisfies all of the
                           requirements of Section 7.7(a)(v);

                                    (B) in connection with such Transfer the
                           entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Subsidiaries in such Subsidiary is Transferred to a Person other than the Company or a Subsidiary not being simultaneously disposed of or an Affiliate; and

                                    (C) the Subsidiary being disposed of has no
                           continuing Investment in any other Subsidiary not being simultaneously disposed of or in the Company.

         For purposes of determining the contribution to Consolidated EBITDA of Property constituting Subsidiary Stock being transferred, as provided in clause (iv) immediately above, such contribution shall (x) be deemed to be the aggregate contribution of all Property of the Subsidiary that shall have issued such Subsidiary Stock and (y) take into consideration the claim, if any, in and to Consolidated EBITDA in respect of the minority interest owners of such Subsidiary.

         7.8      RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

         The Company will not, and will not permit any Subsidiary to, at any time declare or make any Restricted Payment (other than the Household Warrant Redemption and the Helsel Shareholder Note Prepayments) or Restricted Investment unless immediately after, and after giving effect to, the proposed Restricted Payment or Restricted Investment:

                  (a) the aggregate amount of Restricted Payments declared during the period of three hundred sixty-five (365) days immediately preceding the date of such Restricted Payment or Restricted Investment, as the case may be, would not exceed fifty percent (50%) of Consolidated Net Income for the fiscal year of the Company then most recently ended; and

                  (b) Consolidated Net Worth at such time would exceed fifty percent (50%) of Consolidated Total Capitalization at such time determined as of the last day of the most recently ended fiscal quarter of the Company; and

immediately prior to, and immediately after, and after giving effect to, the proposed Restricted Payment or Restricted Investment, no Default or Event of Default exists or would exist. Notwithstanding the foregoing limitations, the Company may:

                  (i) pay cash dividends in respect of the Company's Existing Preferred Stock, provided that immediately prior to and immediately after, and after giving effect to, such payment no Default or Event of Default exists or would exist; and

                  (ii) in connection with the exercise of any put of any Warrant Shares by the holders of the Warrants or the exercise of the call option by the Company pursuant to Section 1 or Section 2, respectively, of the Shareholders' Agreement, pay to the holders of the Warrant Shares the Put Option Purchase Price or Repurchase Price, as the case may be, so long as at such time such Warrant Shares are held by holders of the Subordinated Notes.

         7.9      LINE OF BUSINESS.

         The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the general nature of the businesses of the Company and the Subsidiaries, taken as a whole, would not be substantially the same as (or reasonably related to) the businesses of the Company and the Subsidiaries as were conducted on the Closing Date.

         7.10     TRANSACTIONS WITH AFFILIATES.

         Except for Permitted Affiliate Transactions, the Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         7.11     PENSION PLANS.

                  (a) COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to substantially comply with all other applicable provisions of ERISA.

                  (b) RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS. Except as disclosed in the actuarial reports listed on PART 2.17(A) OF ANNEX 3, the present value of all employee benefits vested under each Pension Plan exceeds the assets of such Pension Plan allocable to such vested benefits as of the most recent actuarial valuation. The Company or an ERISA Affiliate will continue to fund each of the Pension Plans in accordance with the minimum funding requirements of ERISA and the IRC. Except as required by the terms of the applicable collective bargaining agreement or as required by either ERISA or the IRC, neither the Company nor an ERISA Affiliate will increase benefits under any Pension Plan if such benefit increase would cause the present value of all employee benefits vested under each Pension Plan to exceed the assets of such Pension Plan allocable to such vested benefits on the effective date of the benefit increase, in each case determined pursuant to Section 7.11(c).

                  (c) VALUATIONS. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans will be reasonable in the good faith judgment of the Company and will comply with all requirements of law.

                  (d) PROHIBITED ACTIONS. The Company will not, and will not permit any ERISA Affiliate to:

                           (i) engage in any "prohibited transaction" (as such
                  term is defined in section 406 of ERISA or section 4975 of the
                  IRC) that would result in the imposition of a tax or penalty that could reasonably be expected to have a Material Adverse Effect;

                           (ii) incur with respect to any Pension Plan any
                  "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                           (iii) terminate any Pension Plan in a manner that
                  could result in

                                    (A) the imposition of a Lien on the Property
                           of the Company or any Subsidiary pursuant to section 4068 of ERISA or

                                    (B) the creation of any liability under
                           section 4062 of ERISA that could reasonably be expected to have a Material Adverse Effect;

                           (iv) fail to make any payment required by section 515
                   of ERISA that could reasonably be expected to have a Material Adverse Effect; or

                           (v) at any time be an "employer" (as such term is
                  defined in section 3(5) of ERISA) required to contribute to any Multiemployer Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans, could reasonably be expected to have a material adverse effect on the business, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in the Financing Documents.

                  (e) FOREIGN PENSION PLANS. The Company will, and will cause each Subsidiary to, at all times, comply in all material respects with all laws, regulations and orders applicable to the establishment, operation, administration and maintenance of all Foreign Pension Plans, and to pay when due all premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws, except where the failure to comply with such laws, regulations and orders, and to make such payments, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         7.12     PRO-RATA OFFERS.

         The Company will not, nor will it permit any Subsidiary or any Affiliate, or any officer or director of any thereof, to, directly or indirectly, acquire or make any offer to acquire any Subordinated Notes unless the Company or such Subsidiary, Affiliate, officer or director shall have offered to acquire Subordinated Notes, pro rata, from all holders of the Subordinated Notes and upon the same terms. In case the Company acquires any Subordinated Notes, such Subordinated Notes will thereafter be cancelled and no Subordinated Notes will be issued in substitution therefor.

         7.13     PRIVATE OFFERING.

         The Company will not, nor will it permit any Person acting on its behalf to, offer the Subordinated Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Subordinated Notes within the provisions of section 5 of the Securities Act.

         7.14     AMENDMENTS TO ACCEPTABLE CREDIT FACILITIES.

         The Company will not agree to any amendment or modification of any Acceptable Credit Facility which amendment or modification increases the principal amount of the Debt permitted to be incurred thereunder (other than as permitted pursuant to Section 7.4). The Company will promptly deliver to each holder of Subordinated Notes a copy of each amendment or other modification to or waiver of any provision of any Acceptable Credit Facility and each agreement or instrument evidencing any other Debt in an aggregate principal amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) of the Company entered into after the Closing Date.

         7.15     PROVISION OF SUBSIDIARY SUBORDINATED GUARANTEES.

         Each Person that becomes a Wholly-Owned Domestic Subsidiary after the Closing Date, and each Subsidiary which is not a Wholly-Owned Domestic Subsidiary which delivers a guaranty in connection with the obligations incurred under or pursuant to any Acceptable Credit Facility, shall execute and deliver to each of the holders of the Subordinated Notes, within thirty (30) days after the date on which such Person becomes a Wholly-Owned Domestic Subsidiary or such Subsidiary delivers such guaranty, as the case may be, a Subsidiary Subordinated Guarantee, in substantially the form of the Exhibit E, and such Subsidiary Subordinated Guarantee shall remain in effect and enforceable at all times during which such Person remains a Wholly-Owned Domestic Subsidiary or such Subsidiary is obligated on such guaranty, except to the extent that such Subsidiary Subordinated Guarantee is released in accordance with its terms.

8.       INFORMATION AS TO COMPANY

         8.1      FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Subordinated Notes:

                  (a) MONTHLY STATEMENTS -- as soon as practicable after the end of each monthly fiscal period in each fiscal year of the Company, commencing with the monthly fiscal period of the Company ending August 31, 1995, and in any event within thirty (30) days thereafter, duplicate copies of the Company's internal monthly operating statements, including without limitation:

                         (i) a consolidated balance sheet of the Company and the
                    Subsidiaries as at the end of such fiscal month, and

                         (ii) consolidated statements of income and cash flows
                    of the Company and the Subsidiaries, for such fiscal month and for the portion of the fiscal year ending with such fiscal month,

         setting forth in comparative form, the figures for such month and for the portion of the fiscal year of the Company ended as of such month, together with the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally;

                  (b) QUARTERLY STATEMENTS -- as soon as practicable after the end of each fiscal quarter in each fiscal year of the Company (other than the last fiscal quarter of each such fiscal year), commencing with the fiscal quarter of the Company ending September 30, 1995, and in any event within forty-five (45) days thereafter, duplicate copies of:

                         (i) consolidated and consolidating balance sheets of
                    the Company and the Subsidiaries as at the end of such fiscal quarter, and

                         (ii) consolidated and consolidating statements of
                    income, changes in shareholders' equity and cash flows of the Company and the Subsidiaries, for such fiscal quarter and (in the case of the second and third fiscal quarters) for the portion of the fiscal year ending with such fiscal quarter, setting forth in comparative form, the figures for such fiscal quarter and for the portion of the fiscal year of the Company ended as of such fiscal quarter, together with the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as fairly presenting, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and the Subsidiaries as at the end of, and for, such period subject to changes resulting from year-end adjustments, by a principal financial officer of the Company, it being understood that the financial statements required to be delivered pursuant to clause (a) above with respect to the third month of a fiscal quarter of the Company and the financial statements required to be delivered pursuant to this clause (b) may be delivered together so long as all substantive requirements set forth in clause (a) and clause
         (b) of this Section have been satisfied, provided that nothing herein shall be deemed to permit the Company to deliver the financial statements required by clause (a) above later than thirty (30) days after the end of any monthly fiscal period and such financial statements shall be accompanied by the certificate required by Section 8.2;

                  (c) ANNUAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, duplicate copies of:

                         (i) consolidated and consolidating balance sheets of
                    the Company and the Subsidiaries, as at the end of such fiscal year, and

                         (ii) consolidated and consolidating statements of
                    income, and consolidated statements of changes in shareholders' equity and cash flows of the Company and the Subsidiaries, for such fiscal year,

         setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                    (A) in the case of such consolidated
                           financial statements, an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                                    (B) a statement from such independent
                           certified public accountants that such consolidating statements were prepared using the same work papers as were used in the preparation of such consolidated statements, and

                                    (C) the certificates required by Section 8.2
                           and Section 8.3;

                  (d) AUDIT REPORTS AND MANAGEMENT LETTERS -- promptly upon receipt thereof, a copy of each other report (including, without limitation, any letters to the Company or any Subsidiary from the Company's or such Subsidiary's auditors concerning the internal accounting controls of the Company and/or the Subsidiaries) submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                  (e) SEC AND OTHER REPORTS -- promptly upon their becoming available one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (f) ERISA -- promptly upon, and in any event within ten (10) days of, becoming aware of the occurrence of any

                         (i) Reportable Event or

                         (ii) "prohibited transactions" (as such term is defined
                    in section 406 or section 4975 of the IRC which prohibited transactions are not exempted from the restrictions imposed by such Sections by either Section 408 of ERISA, Section 4975 of the IRC, or any pending or final prohibited transaction exemptions).

         in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto;

                  (g) ERISA WAIVERS -- prompt written notice of and a description of any request pursuant to section 303 of ERISA or section 412 of the IRC for, or notice of the granting pursuant to said section 303 or section 412 of, a waiver in respect of all or part of the minimum funding standard set forth in ERISA or the IRC, as the case may be, of any Pension Plan, and, in connection with the granting of any such waiver, the amount of any waived funding deficiency (as such term is defined in said section 303 or said section 412) and the terms of such waiver, in each of the cases specified in this clause (g), where the effect of such conditions or events or of events or conditions related thereto would reasonably be expected to have a Material Adverse Effect;

                  (h) OTHER ERISA NOTICES -- prompt written notice of and, where applicable, a description of

                         (i) any notice from the PBGC in respect of the
                    commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                         (ii) any distress termination notice delivered to the
                    PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                         (iii) the placement of any Multiemployer Plan in
                    reorganization status under Title IV of ERISA,

                         (iv) any Multiemployer Plan becoming "insolvent" (as
                    such term is defined in section 4245 of ERISA under Title IV of ERISA,

                         (v) the whole or partial withdrawal of the Company or
                    any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith, and

                         (vi) the withdrawal of the Company or any ERISA
                    Affiliate from any Multiple Employer Pension Plan and the withdrawal liability under ERISA incurred in connection therewith;

         in each of the cases specified in the foregoing clauses (i) through
         (vi), inclusive, where the effect of such conditions or events or of events or conditions related thereto would reasonably be expected to have a Material Adverse Effect;

                  (i) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly upon, and in any event within two (2) Business Days of, any Senior Officer becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (j) NOTICE OF CLAIMED DEFAULT -- promptly upon, and in any event within two (2) Business Days of, any Senior Officer becoming aware that the holder of any Subordinated Note, or of any evidence of Debt or other Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Event of Default or default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Event of Default or default and what action the Company is taking or proposes to take with respect thereto;

                  (k) CERTAIN ENVIRONMENTAL MATTERS -- prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in Section 2.19; and

                  (l) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested in writing, including, without limitation, (i) information required by 17 C.F.R. sec. 230.144A, as amended from time to time, and
         (ii) information delivered to any holder or holders of Debt of the Company (other than the Debt evidenced by the Subordinated Notes) pursuant to the terms of the loan and credit agreement or other instrument governing or evidencing such Debt (other than the Fee Letter).

         8.2      OFFICERS' CERTIFICATES.

         Each set of financial statements delivered to each holder of Subordinated Notes pursuant to Section 8.1(b) or Section 8.1(c) shall be accompanied by a certificate of the chief financial officer of the Company setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 7.4, Section 7.5, Section 7.7 and Section 7.8 during the period covered by the income statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amounts, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under such officer's supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         8.3      ACCOUNTANTS' CERTIFICATES.

         Each set of annual financial statements delivered pursuant to Section 8.1(c) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

         8.4      INSPECTION.

         The Company will permit the representatives of the Purchasers and each other holder of at least ten percent (10%) in principal amount of Subordinated Notes at the time outstanding (exclusive of Subordinated Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) at the expense of such Purchaser or holders (or, if a Default or Event of Default shall exist at such time, at the expense of the Company), to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times during the regular business hours and without interference of the ordinary course of business and as often as may be reasonably requested. The Company shall be permitted to accompany such representatives on such visits and inspections of any of the Properties.

9.       EVENTS OF DEFAULT

         9.1      NATURE OF EVENTS.

         An "Event of Default" shall exist if any of the following occurs and is continuing:

                  (a) PRINCIPAL OR PREPAYMENT COMPENSATION AMOUNT -- the Company shall fail to make any payment of the principal or the Prepayment Compensation Amount on any Subordinated Note on or before the date such payment is due;

                  (b) INTEREST PAYMENTS -- the Company shall fail to make any payment of interest on any Subordinated Note on or before the date five
         (5) days after the date such payment is due;

                  (c) COVENANT DEFAULTS -- the Company or any Subsidiary shall fail to comply (i) with the provisions of Section 7.4 through and including Section 7.8 or (ii) in any material respect with any other provision hereof, and, in each case, such failure continues for more than thirty (30) days after such failure shall first become known to any Senior Officer;

                  (d) WARRANTIES OR REPRESENTATIONS -- any warranty, representation or other statement by the Company, or of any Subsidiary, contained herein, in the Warrant Agreement, any Subsidiary Subordinated Guarantee or in any instrument furnished after the Closing Date in compliance with or in reference hereto shall have been false or misleading except for such false or misleading warranties, representations or statements which could not, in the aggregate, be reasonably expected to have a Material Adverse Effect;

                  (e) PAYMENTS ON ACCEPTABLE CREDIT FACILITY -- the Company or any Subsidiary shall fail to make any payment on any Acceptable Credit Facility when due and such payment default is not cured or waived within thirty (30) days of the date such payment was originally due;

                  (f) FAILURE TO PREPAY SENIOR DEBT OR OBTAIN CONSENT -- in connection with a Change in Control in which any holder of Subordinated Notes at the time outstanding has accepted the prepayment offer pursuant to Section 5.3(b), the Company shall have failed to either (i) prepay in full, on or before the Business Day immediately preceding the Control Prepayment Date with respect to such Change in Control, all Senior Debt then outstanding or (ii) obtain, and deliver to the holders of the Subordinated Notes, the Control Prepayment Consent as provided in Section 5.3(d);

                  (g) ACCELERATION OF DEBT -- any event shall occur or any condition shall exist in respect of not less than Four Million Dollars ($4,000,000) in aggregate amount of any Debt of the Company or any Subsidiary (other than the Subordinated Notes), or under any agreement securing or relating to such Debt, that

                         (i) causes such Debt to become due prior to its stated
                    maturity or prior to its regularly scheduled date or dates of payment; or

                         (ii) permits any one or more of the holders thereof or
                    a trustee or agent therefor to require the Company or such Subsidiary to repurchase such Debt from such holder and one or more of such holders having not less than Four Million Dollars ($4,000,000) in the aggregate amount of such Debt shall have required such repurchase;

                  (h)      INVOLUNTARY BANKRUPTCY PROCEEDINGS --

                         (i) a receiver, liquidator, custodian or trustee of the
                    Company or any Material Subsidiary, or of all or any substantial part of the Property of any of such Persons, shall be appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief shall be entered with respect to the

                    Company or any Subsidiary, or the Company or any Material Subsidiary shall be adjudicated a bankrupt or insolvent; or

                         (ii) a substantial part of the Property of such Persons
                    shall be sequestered by court order and such order remains in effect for more than sixty (60) days; or

                         (iii) a petition shall be filed against the Company or
                    any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing;

                  (i) VOLUNTARY PETITIONS -- the Company or any Material Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law;

                  (j) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. -- the Company or a Material Subsidiary shall make a general assignment for the benefit of its creditors, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or a Material Subsidiary or of all or any substantial part of the Property of any of such Persons; or

                  (k) UNDISCHARGED FINAL JUDGMENTS -- a final judgment or final judgments for the payment of money aggregating in excess of Four Million Dollars ($4,000,000) (net of any insurance coverage or the amount of any creditworthy third-party indemnification as to which the relevant insurer or such third-party, as the case may be, has agreed in writing is applicable to such judgment or judgments) is or are outstanding against one or more of the Company and the Subsidiaries and:

                         (i) enforcement proceedings shall have been commenced
                    by any creditor upon any such judgment, or

                         (ii) any one of such judgments shall have been
                    outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full or stayed.

If any action, condition, event or other matter would, at any time, constitute an Event of Default under any provision of this Section 9.1, then an Event of Default shall exist, regardless of whether the same or a similar action, condition, event or other matter is addressed in a different provision of this
Section 9.1 and would not constitute an Event of Default at such time under such different provision.

         9.2      DEFAULT REMEDIES.

                  (A)      ACCELERATION ON EVENT OF DEFAULT.

                           (i) If an Event of Default specified in clause (h),
                  (i) or (j) of Section 9.1 shall exist with respect to the Company, all of the Subordinated Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to the principal amount of such Subordinated Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and,

                           (ii) If an Event of Default (other than an Event of
                  Default with respect to the Company specified in clause (h),
                  (i) or (j) of Section 9.1) shall exist, the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the Subordinated Notes then outstanding (exclusive of Subordinated Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Subordinated Notes then outstanding to be, and such Subordinated Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Subordinated Notes then outstanding the entire principal of, and interest accrued on, the Subordinated Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Subordinated Notes.

                  (b) ACCELERATION ON PAYMENT DEFAULT. During the existence of an Event of Default described in Section 9.1(a) or Section 9.1(b), and irrespective of whether the Subordinated Notes then outstanding shall have been declared to be due and payable pursuant to Section 9.2(a)(ii), any Purchaser who is a holder of Subordinated Notes at such time, or any holder or holders of at least twenty-five percent (25%) in principal amount of the Subordinated Notes at the time outstanding (exclusive of Subordinated Notes then owned by any one or more of the Company, any Subsidiary, any Affiliate and any officer or director of any thereof), who or which shall have not consented to any waiver with respect to such Event of Default may, at its option, by notice in writing to the Company, declare the Subordinated Notes then held by such holder or holders to be, and such Subordinated Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder or holders the entire principal of and interest accrued on such Subordinated Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Subordinated Notes.

                  (c) OTHER REMEDIES. Subject to Section 10, during the existence of an Event of Default and irrespective of whether the Subordinated Notes then outstanding shall have been declared to be due and payable pursuant to Section 9.2(a)(ii) and irrespective of whether any holder of Subordinated Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any Purchaser who is a holder of Subordinated Notes at such time, or any holder or holders of at least twenty-five percent (25%) in principal amount of the Subordinated Notes at the time outstanding (exclusive of Subordinated Notes then owned by any one or more of the Company, any Subsidiary, any Affiliate and any officer or director of any thereof), may proceed to protect and enforce its rights hereunder and under such Subordinated Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Subordinated Notes may be accelerated only in accordance with Section 9.2(a) and Section 9.2(b).

                  (d) NONWAIVER AND EXPENSES. No course of dealing on the part of any holder of Subordinated Notes nor any delay or failure on the part of any holder of Subordinated Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company shall fail to pay when due any principal of, or the Prepayment Compensation Amount or interest on, any Subordinated Note, or shall fail to comply with any other provision hereof, the Company shall pay to each holder of Subordinated Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Subordinated Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

         9.3      ANNULMENT OF ACCELERATION OF SUBORDINATED NOTES.

         If a declaration is made pursuant to Section 9.2(a)(ii), then and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree in respect of such declaration shall have been entered for the payment of any moneys due on or pursuant hereto or the Subordinated Notes;

                  (b) all arrears of interest upon all the Subordinated Notes and all other sums payable hereunder and under the Subordinated Notes (except any principal of, or interest or the Prepayment Compensation Amount on, the Subordinated Notes which shall have become due and payable by reason of such declaration under Section 9.2(a)(ii)) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been waived pursuant to Section 12.6 or otherwise made good or cured,


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



and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

10.      SUBORDINATION OF SUBORDINATED NOTES

         10.1     GENERAL.

         The Subordinated Debt is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Section 10.

         10.2     DEFAULT IN RESPECT OF SENIOR DEBT.

                  (a) In the event the Company shall default in the payment of Senior Debt under any Acceptable Credit Facility when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Debt.

                  (b) Upon the happening of any Senior Debt Covenant Default, then, unless and until such Senior Debt Covenant Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Debt, during any period of up to one hundred eighty
         (180) days after written notice of such Senior Debt Covenant Default shall have been given to the Company by any holder of Senior Debt under an Acceptable Credit Facility, provided that in no event shall such payment be prohibited for more than one hundred eighty (180) days in any three hundred sixty (360) day period and in all events such payments will be permitted during at least one hundred eighty (180) days during each three hundred sixty (360) day period.

                  (c) The Company shall give prompt notice to each holder of Subordinated Debt of its receipt of any notice under or with respect to
         Section 10.2(a) or Section 10.2(b).

         10.3     INSOLVENCY, ETC.

         In the event of:

                  (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its Property;


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



               (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

               (c) any assignment by the Company for the benefit of creditors;
          or

               (d) any other marshalling of the assets of the Company;

all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings, whether or not such interest is allowed as a claim in such proceedings) shall first be paid in full in cash before any payment or distribution, whether in cash, Securities or other Property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, Securities or other Property (other than Securities of the Company or any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 10 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any Securities issued in respect thereof under any such plan or reorganization or readjustment), which would otherwise (but for this Section 10) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencing of any such proceedings, whether or not such interest is allowed as a claim in such proceedings) shall have been paid in full in cash. Each holder of any Subordinated Debt agrees duly and promptly to take such action as may be reasonably requested at any time or from time to time by the holders of Senior Debt, to file appropriate proofs of claim in respect of such Subordinated Debt, and to execute and deliver such similar documents as may be necessary or advisable to enable holders of the Senior Debt to enforce any and all claims upon or in respect of Subordinated Debt and to receive any and all payments or distributions to the extent required above.

         10.4     TURNOVER OF PAYMENTS.

         If:

               (a) any payment or distribution shall be collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Section 10 and prior to the payment in full in cash of the Senior Debt at the time outstanding; and

               (b) any holder of such Senior Debt shall have notified such holders of Subordinated Debt, within three hundred sixty-five (365) days of any such payment or distribution, of the facts by reason of which such collection or receipt so contravenes this Section 10;

then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full in cash, to the holders of such Senior Debt and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Debt. If after any amount is delivered to the holders of Senior Debt pursuant to this Section 10.4, whether or not such amounts have been applied to the payment of

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



Senior Debt, and the outstanding Senior Debt shall thereafter be paid in full in cash by the Company or otherwise other than pursuant to this Section 10.4, the holders of Senior Debt shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 10.4.

         10.5     OBLIGATIONS NOT IMPAIRED.

         No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of the Company. Nothing contained in this Section 10 shall impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof and the Prepayment Compensation Amount, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof, or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement, all subject to the rights of the holders of the Senior Debt to receive cash, Securities or other Property otherwise payable or deliverable to the holders of Subordinated Debt.

         10.6     PAYMENT OF SENIOR DEBT; SUBROGATION.

         Upon the payment in full in cash of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full in cash, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, Securities or other Property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of Subordinated Debt.

         10.7     RELIANCE OF HOLDERS OF SENIOR DEBT.

         Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt.

         10.8     REINSTATEMENT OF SUBORDINATION.

         The obligations of each holder of Subordinated Debt under the provisions set forth in this Section 10 shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded or must otherwise be returned by the holder of such Senior Debt upon the occurrence or as a result of any bankruptcy or judicial proceeding, all as

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



though such payment had not been made, and provided that such payment is returned to the bankruptcy estate of the Company.

11.      INTERPRETATION OF THIS AGREEMENT

         11.1     TERMS DEFINED.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         ACCEPTABLE CONSIDERATION -- means with respect to any Transfer of any Property, consideration received in connection with such Transfer which is determined by the Board of Directors, in its good faith opinion, to be equal to or in excess of the Fair Market Value of such Property and at least seventy percent (70%) of such consideration is in cash.

         ACCEPTABLE CREDIT FACILITY -- means the Bank Loan Agreement and the other Bank Documents, in each case as amended (including by any amendment and restatement), supplemented, modified or extended from time to time including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding, or otherwise restructuring (including, without limitation, increasing the amount of the available borrowings thereunder provided that any such increase is permitted under Section 7.4), in whole or in part, the Debt under the Bank Loan Agreement or any other Acceptable Credit Facility, whether by the same or any other agent, lender or group of lenders, so long as, but only so long as the aggregate amount of Debt incurred pursuant to such loan or credit agreement is, at the time of incurrence thereof, permitted to be incurred pursuant to Section 7.4.

         ACCEPTABLE PROPERTY -- means any plant (including land and improvements), machinery and equipment used or useful in the ordinary course of the business of the Company or any Subsidiary and which Property is acquired or constructed (including by means of Capital Lease) by the Company or such Subsidiary after the Closing Date.

         ACCOUNTS RECEIVABLE -- means the receivables of the Company and the Subsidiaries described as "Eligible Receivables" in an Acceptable Credit Facility.

         ACQUISITION -- means the acquisition and purchase of all of the issued and outstanding capital stock of Wellman by the Company.

         ACQUISITION DOCUMENTS -- Section 2.22(b).

         AFFILIATE -- means, at any time, a Person (other than a Subsidiary or a Purchaser)

               (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company,

               (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company,


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



               (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, or

               (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary, at such time.

         AGREEMENT, THIS -- means this Senior Subordinated Note and Warrant Purchase Agreement, as it may be amended from time to time.

         BANKS -- means the lending institutions party to the Bank Loan Agreement from time to time.

         BANK DOCUMENTS -- Section 2.21(a).

         BANK LOAN AGREEMENT -- means the Credit Agreement, dated as of June 30, 1995 among the Company, the Banks and Bankers Trust Company, as agent thereunder, as such agreement is amended (including any amendment and restatement thereof), modified, supplemented or extended from time to time in a manner not inconsistent with Section 7.4 and Section 7.14.

         BOARD OF DIRECTORS -- means, at any time, the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         BUSINESS DAY -- means, at any time, a day other than a Saturday, a Sunday or, in the case of any Subordinated Note with respect to which the provisions of Section 4.1 are applicable, a day on which the bank designated (by the holder of such Subordinated Note) to receive (for such holder's account) payments on such Subordinated Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee is required by GAAP to recognize the acquisition of an asset and the incurrence of a liability at such time.

         CERTIFICATE OF MERGER -- means the Certificate of Merger with respect to the merger of Helsel with and into Helsel Holdings.

         CHANGE IN CONTROL -- at any time means

               (a) a sale, assignment, transfer or other disposition of the capital stock of the Company such that Management Stockholders, in the aggregate, shall cease to have, directly or indirectly, beneficial ownership of more than forty percent (40%) of the Issuable Shares, or

               (b) the merger or consolidation of the Company with or into another Person if, after giving effect to such merger or consolidation, Management Stockholders, in the

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



         aggregate, do not have, directly or indirectly, beneficial ownership of more than forty percent (40%) of the capital stock of the surviving entity.

         CLASS A COMMON STOCK -- means the "Class A Common Stock" as defined in the Warrant Agreement.

         CLASS B COMMON STOCK -- means the "Class B Common Stock" as defined in the Warrant Agreement.

         CLOSING -- Section 1.3.

         CLOSING DATE -- Section 1.3.

         COMMON STOCK -- means the "Common Stock" as defined in the Warrant Agreement.

         COMPANY -- has the meaning specified in the introductory sentence hereof.

         COMPETITOR -- means, at any time, any Person that is engaged at such time in a principal line of business which is substantially the same as, or substantially similar to, any of the businesses in which the Company and the Subsidiaries were engaged in on the Closing Date. Notwithstanding the foregoing, "Competitor" shall not include any of the Purchasers, or (A) any (1) subsidiary or affiliate of any Purchaser, (2) insurance company, (3) bank or savings and loan association, (4) investment company (collectively, the "Institutional Investors"), the primary businesses of which are any one or more of insurance, the investment of funds as principal or on behalf of third parties, or the providing of other financial services and (B) any broker, dealer or similar intermediary that has acquired the Subordinated Notes for resale to Institutional Investors.

         CONSOLIDATED DEBT -- means, at any time, the aggregate amount of all Debt of the Company and the Subsidiaries at such time without giving effect to any intercompany items among such Persons.

         CONSOLIDATED EBITDA -- means, for any period, the sum of

                           (a)      Consolidated Net Income, plus

                           (b) to the extent, and only to the extent, that such
                  aggregate amount was deducted in the computation of Consolidated Net Income for such period ,the aggregate amount of

                         (i) federal, state and local income taxes,

                         (ii) Consolidated Interest Expense,

                         (iii) amortization (including, without limitation,
                    amortization of original issue discount) and depreciation,

                         (iv) other noncash charges,

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



in each case accrued for such period by the Company and the Subsidiaries determined on a consolidated basis.

         CONSOLIDATED FIXED CHARGES -- means, for any period, the sum of

                    (a) Consolidated Interest Expense, plus

                    (b) Consolidated Operating Rental Expense,

in each case, for such period.

         CONSOLIDATED INTEREST EXPENSE -- means, for any period, the aggregate amount of interest accrued or capitalized on, or with respect to, Consolidated Debt for such period, including, without limitation, imputed interest on Capital Leases and interest on the Subordinated Notes, but excluding any amortization of debt discount.

         CONSOLIDATED NET INCOME -- means, with respect to any fiscal period, net earnings (or loss) after income taxes of the Company and the Subsidiaries for such period, determined on a consolidated basis for such Persons, but excluding:

                    (a) net earnings (or loss) of any Subsidiary accrued prior to the date it became a Subsidiary;

                    (b) any gain or loss (net of tax effects applicable thereto)
               resulting from the sale, conversion or other disposition of capital assets other than in the ordinary course of business;

                    (c) any extraordinary, unusual or nonrecurring gains or
               losses;

                    (d) any gain arising from any reappraisal or write-up of
               assets;

                    (e) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends to the Company or a Subsidiary;

                    (f) any gain or loss (net of tax effects applicable thereto)
               during such period resulting from the receipt of any proceeds of any insurance policy (other than proceeds of insurance policies in respect of business interruption of the Company or any Subsidiary);

                    (g) any earnings of any Person acquired by the Company or
               any Subsidiary through purchase, merger or consolidation or otherwise, or earnings of any Person substantially all of whose assets have been acquired by the Company or any Subsidiary, for any period prior to the date of acquisition;

                    (h) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;


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



                    (i) any restoration during such period to income of any
               contingency reserve, except to the extent that provision for such reserve was made during such period out of income accrued during such period;

                    (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary;

                    (k) any portion of earnings attributable to minority
               interests in Subsidiaries; and

                    (l) any portion of the net earnings of the Company that
               cannot be freely converted into United States dollars.

         CONSOLIDATED NET INCOME AVAILABLE FOR FIXED CHARGES -- means, for any period, the sum of

                    (a) Consolidated Net Income for such period plus


                    (b) to the extent, and only to the extent, that such
               aggregate amount was deducted in the computation of Consolidated Net Income for such period ,the aggregate amount of

                         (i) federal, state and local income taxes,

                         (ii) Consolidated Fixed Charges,

                         (iii) amortization (including, without limitation,
                    amortization of original issue discount),

               in each case accrued for such period by the Company and the Subsidiaries determined on a consolidated basis.

         CONSOLIDATED NET WORTH -- means, at any time, total stockholders' equity of the Company and the Subsidiaries at such time as would appear on a consolidated balance sheet for such Persons prepared in accordance with GAAP.

         CONSOLIDATED OPERATING RENTAL EXPENSE -- means, for any period, the aggregate amount of Operating Rentals payable by the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, it shall be assumed that:

                    (a) any Operating Lease which commenced after the beginning of such period had commenced on the first day of such period and had been in effect throughout such period; and

                    (b) any Operating Lease which terminated or expired after
               the beginning of such period had terminated or expired on the first day of such period.

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         CONSOLIDATED TOTAL CAPITALIZATION -- means, at any time, the sum of (a)
Consolidated Net Worth, plus (b) Consolidated Debt, in each case determined at such time.

         CONTROL -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         CONTROL PREPAYMENT CONSENT -- Section 5.3(d).

         CONTROL PREPAYMENT DATE -- Section 5.3(a).

         DEBT -- means, at any time, with respect to any Person, without duplication:

                    (a) its liabilities for borrowed money (whether or not
               evidenced by a promissory note or a security);

                    (b) any liabilities for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                    (c) any obligations in respect of any Capital Lease of such
               Person;

                    (d) the present value of all payments due under any
               arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at eight percent (8%) per annum;

                    (e) all obligations of such Person in respect of banker's
               acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not incurred in connection with the borrowing of money);

                    (f) all Swaps of such Person; and

                    (g) any Guaranty of such Person of any obligation or
               liability of another Person of a type described in any of clause
               (a) through clause (f), inclusive of this definition.

         DEFAULT -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         DISPOSED OF BUSINESS -- means, at any time, any business (which may be a corporation (including a former Subsidiary, or a division thereof, a partnership, sole proprietorship, limited liability company or other entity) which shall have been sold or otherwise disposed of prior to such time by the Company or any Subsidiary and with respect to which the Company or any Subsidiary shall not have retained any interest in the equity Securities therein or any Property thereof.

         ELIGIBLE ACCOUNTS RECEIVABLE AMOUNT -- means, at any time, the amount equal to ninety percent (90%) of the aggregate book value of Accounts Receivable of the Company and the Subsidiaries at such time.

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



         ELIGIBLE INVENTORY AMOUNT -- means, at any time, an amount equal to sixty percent (60%) of the aggregate book value of the Inventory of the Company and the Subsidiaries at such time.

         EMPLOYMENT AGREEMENTS -- means those certain separate Employment Agreements between the Company and each of Norman C. Harbert and Ronald E. Weinberg, in each case dated June 30, 1995.

         ENVIRONMENTAL PROTECTION LAW -- means any federal, state, county, regional or local law, statute, or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations, issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

As used in this definition:

                  CERCLA -- means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith;

                  RCRA -- means the Resource Conservation and Recovery Act of 1976, as amended, and any rules and regulations issued in connection therewith; and

                  SARA -- means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

         EQUITY DOCUMENTS -- Section 2.21(d).

         ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         ERISA AFFILIATE -- means any corporation or trade or business that, with respect to the Company,

                    (a) is a member of the same controlled group of corporations
               (within the meaning of section 414(b) of the IRC) of the Company, or

                    (b) is under common control (within the meaning of section
               414(c) of the IRC) with the Company.

         EVENT OF DEFAULT -- Section 9.1.

         EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended.


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         EXISTING INTANGIBLES -- Section 2.8.

         EXISTING PREFERRED STOCK -- shall mean the Series A Preferred Stock of the Company, $.01 par value, with a liquidation preference of $1,000.00 per share and the Series B Preferred Stock of the Company, $.01 par value, with a liquidation preference of $1,000.00 per share, in each case, as issued and outstanding on the Closing Date pursuant to the terms of the certificate of incorporation of the Company (as in effect on the Closing Date).

         FAIR MARKET VALUE -- means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

         FEE LETTER -- Section 2.21(a).

         FINANCING DOCUMENTS -- means the Note Purchase Agreements, the Subordinated Notes, the Warrant Agreement, the Warrants, the Warrant Certificates, the Shareholders' Agreement and the other agreements and instruments to be executed pursuant to the terms of each of such Financing Documents, as each may be amended from time to time.

         FOREIGN PENSION PLAN --  means any plan, fund or other similar program

                    (a) established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Subsidiaries, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

                    (b) not otherwise subject to ERISA.

         GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         GOVERNMENTAL AUTHORITY -- means

                    (a) the government of

                         (i) the United States of America and any State or other
                    political subdivision thereof, or

                         (ii) any jurisdiction in which the Company or any
                    Subsidiary conducts all or any part of its business or which asserts jurisdiction over the affairs of such Person or its Property, or


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
                    (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         GUARANTY -- means with respect to any Person (for the purposes of this definition, the "GUARANTOR") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

                    (a) to purchase such indebtedness or obligation or any Property or assets constituting security therefor;

                    (b)  to advance or supply funds

                         (i) for the purpose of payment of such indebtedness or
                    obligation, or

                         (ii) to maintain working capital or other balance sheet
                    condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                    (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                    (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

         HAZARDOUS SUBSTANCES -- means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         HAWK -- means the Company immediately prior to giving effect to the transactions contemplated on the Closing Date.

         HELSEL -- means Helsel, Inc., a Delaware corporation.

         HELSEL HOLDINGS -- means Helsel Holdings, Inc., a Delaware corporation.


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         HELSEL SELLER NOTE -- means that certain Secured Promissory Note of
Helsel in favor of Helco, Inc in the original principal amount of Five hundred Thousand Dollars ($500,000).

         HELSEL 9% SHAREHOLDER NOTES -- means the 9% Subordinated Notes, dated July 1, 1994 issued by Helsel to various shareholders of Helsel in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000).

         HELSEL SHAREHOLDER NOTE PREPAYMENTS -- means the prepayments, in full, by the Company of the Helsel 9% Shareholder Notes (as in effect on the Closing
Date) provided that contemporaneously with such prepayments all such Helsel Shareholder Notes are cancelled and returned to the Company.

         HOUSEHOLD shall mean First Source Financial LLP, a Delaware limited partnership, successor to Household Commercial Financial Services, Inc., a Delaware corporation.

         HOUSEHOLD WARRANT REDEMPTION shall have the meaning provided in Section 3.10(c).

         HOUSEHOLD WARRANT REDEMPTION AGREEMENT shall mean the Warrant Redemption Agreement, dated as of June 30, 1995, among Household and the Company as in effect on the Closing Date, and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         HOUSEHOLD WARRANT REDEMPTION DOCUMENTS shall mean each of the documents or agreements relating to the consummation of the Household Warrant Redemption, including, without limitation, the Household Warrant Redemption Agreement.

         HOUSEHOLD WARRANTS shall mean all of the warrants for the purchase of capital stock of the Company owned by Household.

         INTEREST RATE PROTECTION AGREEMENTS -- means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement with respect to the payment of interest.

         INSTITUTIONAL INVESTOR -- means the Purchasers, any affiliate of any of the Purchasers, and any holder of Subordinated Notes that is an "accredited investor" as defined in section 2(15) of the Securities Act.

         INVENTORY -- means all of the inventory of the Company and the Subsidiaries described as "Eligible Inventory" in an Acceptable Credit Facility.

         INVESTMENT -- means any investment, made in cash or by delivery of Property, by either of the Company or any Subsidiary:

                  (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise; or


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



                  (b)   in any Property.

         IPO -- means the first offer for sale of Class A Common Stock of the Company pursuant to an effective registration statement filed by the Company under the Securities Act.

         IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         IRR -- means, with respect to any prepayment or acceleration of all but not less than all of the Subordinated Notes concurrent with or after a Trigger Event, the internal rate of return on the holders' investment in the Subordinated Notes and Warrants, before any provision for the income taxes of such holder with respect to such investment, determined in respect of the period ending on the date of such prepayment or acceleration and beginning on the Closing Date, calculated in accordance with accepted financial practice and in the making of such determination giving effect to

                  (a) the aggregate purchase price at the Closing of the Subordinated Notes and Warrants was Thirty Million Dollars ($30,000,000),

                  (b) all payments of principal of, and interest and the Prepayment Compensation Amount, if any, on the Subordinated Notes actually received by the holders of the Subordinated Notes prior to the date of such prepayment or acceleration,

                  (c) all other payments of cash actually received, or to be received, by the holders of Subordinated Notes on or prior to the date of such prepayment or acceleration, including, without limitation, pursuant to Section 1 through Section 6, inclusive, of the Shareholders' Agreement and any sale or other transfer of the Warrants, Warrant Shares or any part thereof, and

                  (d) in the event of an IPO in which the holders of the Subordinated Notes do not sell any or all of the Warrant Shares held by them at such time, the holders of the Subordinated Notes shall be deemed to have received an amount equal to the initial public offering price of the Class A Common Stock multiplied by the number of Warrant Shares not sold by such holders in the IPO.

         IRR AMOUNT -- means, with respect to the prepayment of all but not less than all of the Subordinated Notes concurrent with or after a Trigger Event, the amount necessary to give the holders of Subordinated Notes an IRR with respect to such prepayment or acceleration equal to twenty percent (20%).

         IRS -- means the Internal Revenue Service and any successor agency.

         ISSUABLE SHARE -- means and includes at any time,

                  (a)  a share of issued and outstanding Common Stock, and


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



                  (b) a Right (including, without limitation, a Warrant), and (without duplication) all shares of Common Stock issuable upon exercise of such Right, in each case at such time.

For purposes of this definition of "Issuable Share", a Right to acquire one share of Common Stock shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time.

         LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, assignment, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property and includes, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes hereof, the Company and each Subsidiary is deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

         MAKE-WHOLE AMOUNT -- means, with respect to any date (a "PREPAYMENT DATE") and any principal amount ("PREPAID PRINCIPAL") of Subordinated Notes required or permitted for any reason to be paid prior to the regularly scheduled maturity thereof on such Prepayment Date pursuant to this Agreement, the greater of

                  (a)  Zero Dollars ($0), and

                  (b)  (i)   the sum of the present values of the then
                  remaining scheduled payments of principal and interest that would be payable in respect of such Prepaid Principal but for such prepayment or acceleration, minus

                       (ii)  the sum of

                             (A)  the amount of such Prepaid Principal, plus

                             (B)  the amount of interest accrued on such
                           Prepaid Principal since the scheduled interest payment date immediately preceding such Prepayment Date.

In determining such present values, a discount rate equal to the Make-Whole Discount Rate with respect to such Prepayment Date and Prepaid Principal divided by four (4), and a discount period of three (3) months of thirty (30) days each, shall be used.

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



As used in this definition:

                  Make-Whole Discount Rate -- means, with respect to any Prepayment Date and Prepaid Principal, the sum of

                           (a) the per annum percentage rate (rounded to the nearest three (3) decimal places) equal to the bond equivalent yield to maturity derived from the annual yield to maturity of the United States Treasury obligation listed in the Applicable
                  H.15 as of such Prepayment Date for the then most recently available day in such Applicable H.15 with a Treasury Constant Maturity (as defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal determined as of such Prepayment Date, plus

                           (b)   two and one-half percent (2.50%) per annum.

         For purposes of clause (a) of the preceding sentence, if no United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to the Weighted Average Life to Maturity of such Prepaid Principal is listed, the yields for the two (2) published United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

                  Applicable H.15 -- means, on any date, United States Federal Reserve Statistical Release H.15(519) or its successor publication then most recently published and available to the public or, if no such successor publication is available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

                  Weighted Average Life to Maturity -- means, with respect to any Prepayment Date and Prepaid Principal, the number of years obtained by dividing the Remaining Dollar-Years of such Prepaid Principal determined on such Prepayment Date by such Prepaid Principal.

                  Remaining Dollar-Years -- means, with respect to any Prepayment Date and Prepaid Principal, the result obtained by

                           (a) multiplying, in the case of each required payment of principal (including payment at maturity) that would be payable in respect of such Prepaid Principal but for such prepayment,

                                 (i) an amount equal to such required payment of principal, by

                                 (ii)  the number of years (calculated to the
                           nearest one-twelfth (1/12) that will elapse between such Prepayment Date and the date such

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



                           required principal payment would be due if such Prepaid Principal had not been so prepaid, and

                           (b) calculating the sum of each of the products obtained in the preceding subsection (a).

         MANAGEMENT STOCKHOLDERS -- means the Persons listed on PART 11.1(A) OF ANNEX 3.

         MARGIN SECURITY -- means "margin stock" within the meaning of Regulations G, T, and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

         MATERIAL ADVERSE EFFECT -- means a material adverse effect on

                     (a) the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole,

                     (b) the ability of the Company to perform its obligations set forth in this Agreement, or any other Financing Documents, or

                     (c) the ability of any Wholly-Owned Domestic Subsidiary to perform its obligations set forth under the Subsidiary Subordinated Guarantee to which it is a party, or

                     (d) the validity or enforceability of this Agreement, the Subordinated Notes, the Subsidiary Subordinated Guarantees or any other Financing Documents.

         MATERIAL SUBSIDIARY -- shall mean, at any time, any Subsidiary that (a) has assets at such time comprising ten percent (10%) or more of the aggregate amount of the assets of the Company and the Subsidiaries at such time as would appear on a consolidated balance sheet of such Persons prepared in accordance with GAAP or (b) contributed, for the most recently ended fiscal year of the Company, ten percent (10%) or more of Consolidated Net Income for such fiscal year.

         MAXIMUM REVOLVER AMOUNT -- means, at any time, the amount equal to the sum of (a) the Eligible Accounts Receivable Amount plus (b) the Eligible Inventory Amount, in each case determined at such time.

         MERGER -- means the merger of Helsel with and into Helsel Holdings.

         MERGER AGREEMENT -- means the Merger Agreement, dated June 30, 1995, between Helsel and Helsel Holdings.

         MERGER DOCUMENTS -- Section 2.21(c).

         MOODY'S -- means Moody's Investor Services, Inc.


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



         MULTIEMPLOYER PLAN -- means any multiemployer plan (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

         MULTIPLE EMPLOYER PENSION PLAN -- means any employee benefit plan within the meaning of section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in section 3 of ERISA) other than the Company or an ERISA Affiliate contribute.

         NET INCOME AVAILABLE FOR FIXED CHARGES -- means, with respect to any To-Be-Acquired Business for any period, the sum of the net income before taxes of such Person for such period determined in accordance with GAAP plus (to the extent, and only to the extent, that such amounts were deducted in the computation of the net income of such Person) the aggregate amount of interest expense, rental expense and amortization, in each case as may be agreed upon by the Company and the Required Holders with respect to such period.

         NET PROCEEDS -- means, with respect to any Transfer of Property, the cash proceeds of such transfer net of any reasonable and ordinary transaction costs and expenses incurred in connection with such Transfer.

         NOTE PURCHASE AGREEMENTS -- Section 1.3.

         OPERATING LEASE -- means, with respect to any Person, any lease under which such Person is, or has the obligations of, the lessee, other than a Capital Lease.

         OPERATING RENTALS -- means, with respect to any Person, all fixed payments that such Person is required to make as lessee under, or by the terms of, any Operating Lease, including, without limitation, additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

         OTHER HEDGING AGREEMENTS shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations of currency values or any commodity forward, future or similar agreements or arrangements designed to protect against fluctuations of the prices of commodities used by the Company or any of its Subsidiaries in the ordinary course of business.

         OTHER PURCHASER --  Section 1.3.

         PBGC -- means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

         PENSION PLAN -- means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan.

         PERMITTED AFFILIATE TRANSACTIONS -- means

                  (a) the loans by the Company to certain shareholders of the Company evidenced by the Shareholder Notes (as in effect on the Closing Date),

                  (b)    the Helsel Shareholder Note Prepayments,

                  (c) the execution, delivery and performance by the Company of the Employment Agreements (as in effect on the Closing Date),

                  (d) the execution, delivery and performance by the Company of the Wage Continuation Agreements (as in effect on the Closing Date),

                  (e) payments by the Company to reimburse Weinberg Capital Corporation for amounts paid by Weinberg Capital Corporation to unaffiliated third parties on behalf of the Company with respect to rent, overhead and administrative expenses for the executive offices of the Company and reimbursement of travel expenses for officers of the Company in connection with their duties as officers of the Company, in all such cases, to the extent such reimbursement is for payments actually made by Weinberg Capital Corporation to unaffiliated third parties,

                  (f) payment by the Company of principal and interest on the Helsel Seller Note (as in effect on the Closing Date),

                  (g) payment by the Company on the Closing Date of accrued but unpaid management fees earned by Norman C. Harbert and Ronald E. Weinberg as of July 1, 1995 in connection with the management of Helsel in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000),

                  (h) the consummation on the Closing Date of the Household Warrant Redemption,

                  (i) payment by the Company of cash dividends in respect of the Existing Preferred Stock in accordance with Section 7.8,

                  (j) payment by the Company of the Put Option Purchase Price to the holders of the Warrants in accordance with Section 7.8, and

                  (k) payment of customary fees to members of the Board of Directors who are not also officers, employees or Affiliates (except if such persons are Affiliates of the Company solely by virtue of their position as directors of the Company or are representatives of Clanco Partners I and III, each an Ohio partnership) in an aggregate amount for each such member not to exceed Twelve Thousand Dollars ($12,000) per year.

         PERSON -- means an individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PLACEMENT MEMORANDUM -- Section 2.1.


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



         PREPAYMENT COMPENSATION AMOUNT -- means, at such time, with respect to a prepayment of the Subordinated Notes pursuant to Section 5.2 or upon the acceleration the Subordinated Notes pursuant to Section 9.2:

                  (a) the Make-Whole Amount with respect to the principal amount of such Subordinated Notes so prepaid or accelerated on the date on which such action occurs, or

                  (b) in the event such prepayment is a prepayment of all but not less than all of the Subordinated Notes and such prepayment is concurrent with or after the occurrence of a Trigger Event, the lesser of:

                         (i) the Make-Whole Amount with respect to the principal amount of such Subordinated Notes so prepaid or accelerated on the date on which such action occurs, and

                         (ii) the IRR Amount with respect to such prepayment or acceleration.

         PRO FORMA CONSOLIDATED NET INCOME AVAILABLE FOR FIXED CHARGES -- means at any time Consolidated Net Income Available for Fixed Charges for the period of twelve (12) calendar months then most recently ended assuming for such calculation that

                  (a) each To-Be-Acquired Business proposed to be acquired at such time was acquired on the first day of such period and each former To-Be-Acquired Business actually acquired by the Company or a Subsidiary since the beginning of such period was acquired on the first day of such period,

                  (b) for all or any portion of such period prior to the acquisition thereof by the Company or any Subsidiary, such Consolidated Net Income Available for Fixed Charges shall include Net Income Available for Fixed Charges for each such To-Be-Acquired Business for all or such portion of such period prior to such acquisition, and

                  (c) each Disposed of Business at such time which shall have been sold or disposed of after the beginning of such period was sold or disposed of on the first day of such period.

         PRO FORMA FIXED CHARGES -- means at any time the maximum amount payable in any period of twelve (12) calendar months ended after such time in respect of Consolidated Fixed Charges determined after giving effect to the acquisition by the Company or any Subsidiary of any To-Be Acquired Business proposed to be acquired at such time and the incurrence at such time by the Company and the Subsidiaries of any additional Consolidated Debt and the retirement at such time of any other Consolidated Debt with the proceeds thereof and based upon the following assumptions (without duplication):

                  (a) no Consolidated Debt will be prepaid prior to the regularly scheduled payment dates therefor and any such Consolidated Debt which does not bear interest at a fixed rate will accrue interest for the duration of such period at the rate of interest in effect at such time,

                  (b) all amounts which are owing with respect to Guaranties issued by the Company or any Subsidiary (i) are direct obligations of the Person which issued such Guaranty, (ii) are outstanding at such date and (iii) are of the nature and type of, and bear interest at the rate provided for in, the underlying obligation being so guarantied,

                  (c) with respect to any letters of credit or surety bonds for which the Company or Subsidiary has a reimbursement obligation, the full amount thereof shall have been drawn upon at such date and shall not be reimbursed for the duration of such period and shall, subject to the assumptions of clause (a) above, bear interest as provided for by the terms of such letter of credit or surety bond, and

                  (d) with respect to any Operating Lease of the Company or Subsidiary, no such Operating Lease will be terminated prior to its regularly scheduled expiration date, any portion of future Consolidated Operating Rental Expense which is determined on a basis other than fixed rentals will in all future yearly periods be the same amount as was payable in the fiscal year of the Company then most recently ended
         .

         PROJECTIONS -- Section 2.4(d).

         PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PURCHASE MONEY LIEN -- means

                  (a) a Lien held by any Person (whether or not the seller of such assets) on Acceptable Property (or a group of related items of Acceptable Property), which Lien secures all or a portion of the related purchase price or construction costs of such Acceptable Property, provided that such Lien

                        (i) encumbers only Acceptable Property acquired or constructed with the proceeds of the Debt secured thereby, and

                        (ii) such Lien is not thereafter extended to any other Property.

         PURCHASERS -- means the Persons listed as purchasers of Subordinated Notes on Annex 1.

         PUT OPTION PURCHASE PRICE -- shall have the meaning ascribed to such term in the Warrant Agreement.

         REPORTABLE EVENT -- shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13 through subsection .16, inclusive, or subsection .18 through subsection .20, inclusive of PBGC Regulation Section 2615.

         REPURCHASE PRICE -- shall have the meaning ascribed to such term in the Warrant Agreement.

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




         REQUIRED HOLDERS -- means, at any time, the holders of greater than fifty-one percent (51%) in principal amount of the Subordinated Notes at the time outstanding (exclusive of Subordinated Notes then owned by any one or more of the Company, any Subsidiary, any Affiliate and any officer or director of any thereof).

         RESTRICTED INVESTMENT -- means, at any time, all Investments except the following:

                  (a) Investments in Subsidiaries or any corporation that concurrently with such Investment becomes a Subsidiary;

                  (b) Investments in Property used or useful in the ordinary course of business of the Company and the Subsidiaries;

                  (c) Investments in accounts receivable arising from the sale of goods and services in the ordinary course of business of the Company and the Subsidiaries;

                  (d) Investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                  (e) Investments in time deposits or certificates of deposit maturing within one (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000), and the deposits of which are rated in one of the three
         (3) highest rating categories by a credit rating agency of recognized national standing;

                  (f) Investments in commercial paper rated "A-1" (or higher) by Standard & Poor's or "P-1" (or higher) by Moody's (or any future comparable ratings issued by Standard & Poor's or Moody's), provided that such obligations mature within one (1) year from the date of creation thereof;

                  (g) Investments in any money market fund which has all or substantially all of its investments in Securities of the type described in clause (d), clause (e) or clause (f) above or clause (k) below;

                  (h) Investments in joint ventures not to exceed One Million Dollars ($1,000,000) in the aggregate for all such Investments in joint ventures;

                  (i)   Investments of the type described in clause (d), clause
         (e), clause (f) and clause ((k) without regard to maturity thereof, provided that the aggregate amount of all such Investments outstanding at any time shall not exceed Two Million Dollars ($2,000,000); and

                  (j)   Investments in the Shareholder Notes;

                  (k) Investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (d) above entered into with any bank meeting the qualifications specified in clause (e) above;

                  (l) Investments represented by loans and advances in the ordinary course of business and consistent with past practices to employees of the Company and the Subsidiaries for moving, travel and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed Two Hundred Thousand Dollars ($200,000);

                  (m) Investments represented by non-cash loans to employees of the Company or the Subsidiaries in connection with such employee's purchase of the capital stock of the Company pursuant to employee stock option plans approved by the Board of Directors, and

                  (n) Investments represented by Swaps entered into in accordance with Section 7.4(g) or Section 7.4(h).

         RESTRICTED PAYMENT -- means:

                  (a) any dividend or other distribution (whether in the form of cash or any other Property), direct or indirect, on account of any shares of capital stock of the Company or any Subsidiary (other than capital stock owned legally and beneficially by the Company or any of the Wholly-Owned Subsidiaries), now or hereafter outstanding, except a dividend payable solely in shares of common stock of the Company or such Subsidiary, as the case may be, or

                  (b) any optional or mandatory redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of the Company or any Subsidiary (other than capital stock owned legally and beneficially by the Company or any of the Wholly-Owned Subsidiaries), now or hereafter outstanding, or of any warrants, rights, or options to acquire any shares of such capital stock.

         RIGHT -- means and includes any warrant (including, without limitation, any Warrant), option or other right, to acquire Common Stock and including, without limitation, any right pursuant to the provisions of any Security convertible or exchangeable into Common Stock.

         SECURITIES ACT -- means the Securities Act of 1933, as amended.

         SECURITY -- means "security" as defined in Section 2(1) of the Securities Act.

         SENIOR DEBT -- means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in clause (h), clause (i) or clause (j) of Section 9.1 at the rate specified in the instrument governing the relevant Debt whether or not such interest is an allowable claim in such proceeding) fees, expenses, indemnification, reimbursement obligations or otherwise, under

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



                 (a)    Acceptable Credit Facilities, and

                 (b)    any agreement creating Debt described in Section 7.4(f),
         Section 7.4(g), Section 7.4(h) or Section 7.4(j) so long as by its terms such Debt is senior to the Subordinated Debt and only to the extent the principal amount thereof shall have been permitted to be incurred under such Sections;

so long as, in the case of clause (b) above, such obligation, liability and indebtedness is not "unsecured indebtedness" or a "claim of a trade creditor" within the meaning of Section 279 of the IRC.

         SENIOR DEBT COVENANT DEFAULT -- means an event or condition, other than an event or condition specified in Section 10.2(a), which gives the holders of Senior Debt under any Acceptable Credit Facility the right to accelerate the maturity of such Senior Debt as a direct result of a failure by the Company to perform its obligations as set forth in any Acceptable Credit Facility.

         SENIOR FINANCIAL OFFICER -- means any of the treasurer, controller or any other senior financial officer of the Company.

         SENIOR OFFICER -- means any of the president, any vice president, the treasurer or any other senior executive or financial officer of the Company.

         SHAREHOLDERS' AGREEMENT -- Section 3.8.

         SHAREHOLDER NOTES -- means each of the following:

                 (a) the Promissory Note of Byron S. Krantz, dated June 30, 1995, in favor of the Company in the original principal amount of Sixty Thousand Seven Hundred Thirty-Six and 50/100 Dollars ($60,736.50);

                  (b) the Promissory Note of Jeffrey H. Berlin, dated June 30, 1995, in favor of the Company in the original principal amount of Ten Thousand Dollars ($10,000);

                  (c) the Promissory Note of Ronald E. Weinberg, dated June 30, 1995, in favor of the Company in the original principal amount of Eight Hundred Two Thousand One Hundred Thirty-one and 75/100 Dollars ($802,131.75);

                  (d) the Promissory Note of Norman C. Harbert, dated June 30, 1995, in favor of the Company in the original principal amount of Eight Hundred Two Thousand One Hundred Thirty-one and 75/100 Dollars ($802,131.75);

                  (e) the Promissory Note of Clanco Partners I, dated June 30, 1995, in favor of the Company in the original principal amount of One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500.00); and

                  (f) the Promissory Note of Douglas D. Wilson, dated June 30, 1995, in favor of the Company in the original principal amount of One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500.00).

         STANDARD & POOR'S -- means the Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         SUBORDINATED DEBT -- means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, Prepayment Compensation Amount, pre-petition interest, fees, expenses, indemnification or otherwise, under the Note Purchase Agreements or the Subordinated Notes, together with any post-petition interest on the foregoing indebtedness which has been allowed by the applicable bankruptcy court having jurisdiction over a bankruptcy or similar proceeding involving the Company.

         SUBORDINATED NOTES -- Section 1.1.

         SUBSIDIARY -- means, at any time, a corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of the Voting Stock of such corporation at such time.

         SUBSIDIARY RESTRUCTURING -- means the restructuring of the Subsidiaries in the manner described in PART 11.1 OF ANNEX 3 with such changes thereto which shall be approved by the Required Holders.

         SUBSIDIARY STOCK -- Section 7.7(b).

         SUBSIDIARY SUBORDINATED GUARANTEES -- Section 3.6.

         SUCCESSOR CORPORATION -- Section 7.6.

         SWAPS -- means, with respect to any Person, Interest Rate Protection Agreements and Other Hedging Agreements and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         TO-BE-ACQUIRED BUSINESS -- means at any time any business (which may be a corporation or a division thereof, a partnership, sole proprietorship, limited liability company or other entity) which the Company or any Subsidiary has agreed at such time (pursuant to a written agreement):

                  (a) to acquire by purchase one hundred percent (100%) of the equity Securities thereof; or

                  (b) to merge therewith or acquire all or substantially all of the assets thereof.

         TRANSFER -- Section 7.7(a).

         TRIGGER EVENT -- means the occurrence of any one or more of the following events:


                  (a) the holders of the Warrant Shares shall have exercised their right, pursuant to the terms of the Section 1 of the Shareholders' Agreement, to require the Company to purchase all of the Warrant Shares and the Company shall have paid the Put Option Purchase Price in connection therewith;

                  (b) the Company shall have exercised its right, pursuant to the terms of the Section 2 of the Shareholders' Agreement, to require the holders of the Warrant Shares to sell all of the Warrant Shares and the Company shall have paid the Repurchase Price in connection therewith;

                  (c) the holders of the Subordinated Notes sell or otherwise transfer all of the Warrant Shares; or

                  (d)   an IPO.

         VOTING STOCK -- means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions) (irrespective of whether or not at any time of determination, stock of any class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

         WAGE CONTINUATION AGREEMENTS -- means those certain separate Wage Continuation Agreements between the Company and each of Norman C. Harbert and Ronald E. Weinberg, in each case dated June 30, 1995.

         WARRANT AGREEMENT -- Section 3.7.

         WARRANT CERTIFICATE -- Section 3.7.

         WARRANTS -- Section 3.7.

         WARRANT SHARES -- shall have the meaning ascribed to such term in the Shareholders' Agreement.

         WELLMAN -- means S.K. Wellman Limited, Inc., a Michigan corporation.

         WELLMAN ACQUISITION AGREEMENT shall mean the Agreement for Purchase and Sale of the Capital Stock of S.K. Wellman Limited, Inc., dated as of April 10, 1995 among Hawk Corporation, The Hawk Group of Companies, Inc, an Ohio corporation (the predecessor to the Company) and MLX Corp., a Georgia corporation, as in effect on the Closing Date.

         WHOLLY-OWNED DOMESTIC SUBSIDIARY -- means, each Wholly-Owned Subsidiary which is organized under the laws of the United States or any jurisdiction thereof.

         WHOLLY-OWNED SUBSIDIARY -- means, each Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries.

         11.2    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the Closing Date, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term was defined with reference solely to GAAP as in effect on the Closing Date, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

         11.3    DIRECTLY OR INDIRECTLY.

         Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         11.4    SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

                 (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC.. The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless otherwise specified, references to Sections are to Sections of this Agreement and references to an "Annex" or an "Exhibit" are to an Annex or an Exhibit attached to this Agreement.

                 (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         11.5   GOVERNING LAW; JURISDICTION.

         (a) GOVERNING LAW. THIS AGREEMENT AND THE SUBORDINATED NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL CONNECTICUT LAW.

         (b) JURISDICTION; JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CONNECTICUT COURT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS AND INSTRUMENTS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT OR ANY OF THE SUBORDINATED NOTES AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.5.

12.      MISCELLANEOUS

         12.1   COMMUNICATIONS.

                (a) METHOD; ADDRESS. All communications hereunder or under the Subordinated Notes shall be in writing, shall be hand delivered, deposited into the United States mail (registered or certified mail), postage prepaid, or sent by overnight courier, and shall be addressed,

                      (i)      if to the Company,

                               The Hawk Group of Companies, Inc.
                               200 Public Square
                               Cleveland, Ohio 44114-2301
                               Attention: Ronald E. Weinberg
                               TEL:  (216) 861-4540
                               FAX:  (216) 861-4546

                               with a copy to:

                               Kohrman Jackson & Krantz
                               1375 East 9th Street, 20th Floor
                               1 Cleveland Center
                               Cleveland, OH  44114-1724
                               Attention: Byron S. Krantz, Esq.
                               TEL:  (216) 736-7210

                                    FAX:  (216) 621-6536

         or at such other address as the Company shall have furnished in writing to all holders of the Subordinated Notes at the time outstanding, and

                           (ii) if to any of the holders of the Subordinated Notes,

                                   (A)  if such holders are the Purchasers, at
                           their respective addresses set forth on Annex 1, and further including any parties referred to on such Annex 1 that are required to receive notices in addition to such holders of the Subordinated Notes, and

                                   (B)  if such holders are not the Purchasers,
                           at their respective addresses set forth in the register for the registration and transfer of Subordinated Notes maintained pursuant to Section 7.3,

         or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 12.1 to the Company (which other address shall be entered in such register).

                  (b) WHEN GIVEN. Any communication so addressed and deposited in the United States mail, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be received on the third (3rd) succeeding Business Day after the day of such deposit (not including the date of such deposit). Any notice so addressed and otherwise delivered shall be deemed to be received when actually received at the address of the addressee.

         12.2   INDEMNIFICATION OF EACH HOLDER.

         From and at all times after the date of this Agreement, and in addition to all of the holders' of Subordinated Notes other rights and remedies against the Company, the Company agrees to indemnify and hold harmless each holder of the Subordinated Notes and each director, officer, employee, agent and affiliate of each such holder against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), including without limitation claims arising under Environmental Protection Laws or out of matters relating to Hazardous Substances, incurred by or asserted against such holder or any such director, officer, employee, agent or affiliate, from and after the date hereof, whether direct or indirect, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Financing Documents or any transactions contemplated herein or therein, or any of the transactions contemplated hereunder, whether or not such holder or any such director, officer, employee, agent or affiliate is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such indemnified party. All of the foregoing losses, damages, costs and expenses of any holder of Subordinated Notes shall be payable as and when incurred upon demand by such holder and shall be additional obligations hereunder. The obligations of the Company and the rights of the holder of Subordinated Notes under this Section 12.2 shall survive payment of the Subordinated Notes and the termination hereof.

         12.3   REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation,

                (a) consents, waivers and modifications that may hereafter be executed,

                (b) documents received by you at the closing of your purchase of the Subordinated Notes (except the Subordinated Notes themselves), and

                (c) financial statements, certificates and other information previously or hereafter furnished to you or any other holder of Subordinated Notes,

may be reproduced by any holder of Subordinated Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Subordinated Notes may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Subordinated Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 12.3 shall prohibit the Company or any holder of Subordinated Notes from contesting the accuracy of any such reproduction.

         12.4   SURVIVAL.

         All warranties, representations, certifications and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Subordinated Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

         12.5   SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Subordinated Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign.

         12.6   AMENDMENT AND WAIVER.

                (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of Section 1,
         Section 3 and Section 4 or any defined term used therein (provided that the Required Holders can amend a defined term used in such Section for purposes of other Sections), shall be effective as to any holder of Subordinated Notes unless consented to by such holder in writing; and provided further that no such amendment or waiver shall, without the written consent of the holders of all Subordinated Notes (exclusive of Subordinated Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding,

                        (i) subject to Section 9.3, change the amount or time of any prepayment or payment of principal or the Prepayment Compensation Amount or the rate or time of payment of interest,

                        (ii)   amend Section 9,

                        (iii)  amend the definition of Required Holders, or

                        (iv)   amend this Section 12.6.

         The holder of any Subordinated Note may specify that any such written consent executed by it shall be effective only with respect to a portion of the Subordinated Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Subordinated Notes with respect to which such consent shall be effective) and in the event of any such specification such holder shall be deemed to have executed such written consent only with respect to the portion of the Subordinated Notes so specified. Notwithstanding the foregoing, no amendment or waiver of any of the provisions of Section 10, or any of the defined terms related thereto, shall be effective without the written consent of the holders of all Senior Debt and all Subordinated Notes (exclusive of Senior Debt and Subordinated Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding.

                  (b)   SOLICITATION OF SUBORDINATED NOTEHOLDERS.

                        (i) SOLICITATION. The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Subordinated Notes unless each holder of the Subordinated Notes (irrespective of the amount of Subordinated Notes then owned by it) shall be informed thereof by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 12.6 shall be delivered by the Company to each holder of outstanding Subordinated Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Subordinated Notes required to consent or agree to such waiver or consent.

                        (ii) PAYMENT. The Company, neither directly or indirectly, shall pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Subordinated Notes as consideration for or as an inducement to the entering into by any holder of Subordinated Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Subordinated Notes then outstanding.

                       (iii) SCOPE OF CONSENT. Any consent made pursuant to this Section 12.6 by a holder of Subordinated Notes that has transferred or has agreed to transfer its Subordinated Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Subordinated Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

                  (c) BINDING EFFECT. Except as provided in Section 12.6(b), any amendment or waiver consented to as provided in this Section 12.6 shall apply equally to all holders of Subordinated Notes and shall be binding upon them and upon each future holder of any Subordinated Note and upon the Company whether or not such Subordinated Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

         12.7     PAYMENTS, WHEN RECEIVED.

                  (a) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Subordinated Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

                  (b) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Subordinated Notes hereunder or under the Subordinated Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 11:00 a.m. (local time of such bank).

         12.8     DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

         Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.



      [Remainder of Page Intentionally Blank. Next page is signature page.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

                                              Very truly yours,

                                              THE HAWK GROUP OF COMPANIES, INC.



                                              By_____________________________
                                              Name:
                                              Title:






ACCEPTED:


[NAME OF PURCHASER]


  By__________________________
    Name:
    Title:

            [SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT
                      of THE HAWK GROUP OF COMPANIES, INC.]
                                     ANNEX 1
                          INFORMATION AS TO PURCHASERS


PURCHASER NAME                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY
--------------                 ---------------------------------------------------
Name in Which                  CIG & CO.
Subordinated Note is
Registered

Name in Which Warrants
are registered
----------------------------------------------------------------------------------
Subordinated Note              R-1 $3,327,000
Registration Number,           R-2 $3,327,000
Principal Amount of Note       R-3 $3,327,000

Warrant Certificate            WR-1; 35,151.973 Warrants
Registration Number;           WR-2; 35,151.973 Warrants
Number of Warrants             WR-3; 35,151.973 Warrants
----------------------------------------------------------------------------------
Payment on Account of
Subordinated Note

    Method                     Federal Funds Wire Transfer

    Account Information        Chase NYC/CTR/
                               BNF=CIGNA Private Placements/AC=9009001802
                               ABA# 021000021

                               OBI = [Issue Name, Private Placement
                               Number, Description of Security with
                               Rate and Maturity, Amount of Interest
                               and/or Principal, the Amount of any
                               Prepayment, the Payable Date, the
                               Originators Contact Name and Telephone
                               Number]
-----------------------------------------------------------------------------------
Accompanying Information       Name of Company:   The Hawk Group of Companies, Inc.
                               Description of
                               Security:          12% Senior Subordinated Notes due
                                                  June 30, 2005
                               Security Number:   42009# AA 7
                               Due Date and Application (as among principal,
                               premium and interest) of the payment being made:
                               Contact Name and Phone:
------------------------------------------------------------------------------------

                                    Annex 1-1

                                     ANNEX 1
                      INFORMATION AS TO PURCHASERS (CONT.)

================================================================================
PURCHASER NAME                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY
Address for Notices Related       CIG & Co.
to Payments                       c/o CIGNA Investments, Inc.
                                  900 Cottage Grove Road
                                  Hartford, Connecticut 06152-2206
                                  Attention: Securities Accounting S-206

                                  with a copy to

                                  Chase Manhattan Bank, N.A.
                                  Private Placement Servicing
                                  P.O. Box 1508
                                  Bowling Green Station
                                  New York, New York 10081
                                  Attention: CIGNA Private Placements
                                  Fax: (212) 552-3107/1005
--------------------------------------------------------------------------------
Address for All other Notices     CIG & Co.
                                  900 Cottage Grove Road
                                  Hartford, Connecticut 06152-2307
                                  Attention: Private Securities Division (S-307)
                                  Fax: (203) 726-7203
--------------------------------------------------------------------------------
Signature Page Format             CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                  By CIGNA Investments, Inc.

                                  By___________________________
--------------------------------------------------------------------------------
Tax Identification Number         13-3574027
================================================================================


                                    Annex 1-2

                                     ANNEX 1
                      INFORMATION AS TO PURCHASERS (CONT.)



============================================================================================
PURCHASER NAME                     CIGNA MEZZANINE PARTNERS III, L.P.
--------------------------------------------------------------------------------------------
Name in Which                      CIG & CO.
Subordinated Note is
Registered

Name in Which Warrants
are registered
--------------------------------------------------------------------------------------------
Note Registration Number,          R-4 $20,019,000
Principal Amount of
Subordinated Note                  WR-4; 211,514.081 Warrants

Warrant Certificate
Registration Number;
Number of Warrants
----------------------------------------------------------------------------------------------
Payment on Account of
Subordinated Note

         Method                    Federal Funds Wire Transfer

         Account Information       Chase NYC/CTR/
                                   BNF=CIGNA Private Placements/AC=9009001802
                                   ABA# 021000021

                                   OBI = [Issue Name, Private Placement
                                   Number, Description of Security with
                                   Rate and Maturity, Amount of Interest
                                   and/or Principal, the Amount of any
                                   Prepayment, the Payable Date, the
                                   Originators Contact Name and Telephone
                                   Number]
--------------------------------------------------------------------------------------------
Accompanying Information           Name of Company:   The Hawk Group of Companies, Inc.
                                   Description of
                                   Security:          12% Senior Subordinated Notes due
                                                      June 30, 2005
                                   Security Number:   42009# AA 7
                                   Due Date and Application (as among principal, premium and
                                   interest) of the payment being made:
                                   Contact Name and Phone:
--------------------------------------------------------------------------------------------

                                    Annex 1-3

                                     ANNEX 1
                      INFORMATION AS TO PURCHASERS (CONT.)

================================================================================
PURCHASER NAME                    CIGNA MEZZANINE PARTNERS III, L.P.
-------------------------------------------------------------------------------
Address for Notices Related       CIG & Co.
to Payments                       c/o CIGNA Investments, Inc.
                                  900 Cottage Grove Road
                                  Hartford CT 06152-2206
                                  Attention: Securities Accounting S-206

                                  with a copy to

                                  Chase Manhattan Bank, N.A.
                                  Private Placement Servicing
                                  P.O. Box 1508
                                  Bowling Green Station
                                  New York, New York 10081
                                  Attention: CIGNA Private Placements
                                  Fax: (212) 552-3107/1005
-------------------------------------------------------------------------------
Address for All other Notices     CIG & Co.
                                  900 Cottage Grove Road
                                  Hartford, Connecticut 06152-2307
                                  Attention: Private Securities Division (S-307)
                                  Fax: (203) 726-7203
-------------------------------------------------------------------------------
Signature Page Format             CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                  By CIGNA Investments, Inc.

                                      By_______________________________
--------------------------------------------------------------------------------
Tax Identification Number         13-3574027
================================================================================


                                    Annex 1-4

                                     ANNEX 2
                              PAYMENT INSTRUCTIONS

             In accordance with Section 1.3(b) of this Agreement, the Company authorizes and directs you to make payment for the Subordinated Note or Subordinated Notes being purchased by you by payment of the purchase price therefor by federal funds wire transfer in immediately available funds to:

                 Bank:Bankers Trust Company, New York, New York
                               ABA No.:021-001-033
                 Account Name:The Hawk Group of Companies, Inc.
                              Account No.00-319-804



                                    Annex 2-1